EXHIBIT 10.13

Amended and Restated Credit Agreement, dated September 18, 1996, among Registrant, ADS Acquisition, Inc., Tri-Star Holdings, Inc., Tri-Star Electronics International, Inc., Tri-Star Technologies, inc., Tri-Star Technologies, Tri-Star Electronics Europe S.A., Mezzovico, Cory Holdings, Inc., Cory Components, Inc., Hollinsead International, Inc., Hollingsead International Limited, The Provident Bank, and Internationale Nederlanden (U.S.) Capital Corporation.

[EXECUTION COPY]

******************************************************************************




                       DeCRANE AIRCRAFT HOLDINGS, INC.

                                     and

                            SUBSIDIARY GUARANTORS

                        ______________________________


                     AMENDED AND RESTATED CREDIT AGREEMENT


                        Dated as of September 18, 1996


                       _______________________________


                      INTERNATIONALE NEDERLANDEN (U.S.)
                             CAPITAL CORPORATION,
                                    as Agent




******************************************************************************

                           TABLE OF CONTENTS

     This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                           Page
                                                                           ----
Section 1.   Definitions and Accounting Matters . . . . . . . . . . . . .     1
     1.01    Certain Defined Terms  . . . . . . . . . . . . . . . . . . .     1
     1.02    Accounting Terms and Determinations  . . . . . . . . . . . .    29
     1.03    Classes and Types of Loans . . . . . . . . . . . . . . . . .    30

Section 2.   Commitments, Loans, Notes and Prepayments  . . . . . . . . .    30
     2.01    Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
     2.02    Borrowings . . . . . . . . . . . . . . . . . . . . . . . . .    32
     2.03    Letters of Credit  . . . . . . . . . . . . . . . . . . . . .    33
     2.04    Changes of Commitments . . . . . . . . . . . . . . . . . . .    38
     2.05    Commitment Fee . . . . . . . . . . . . . . . . . . . . . . .    38
     2.06    Lending Offices  . . . . . . . . . . . . . . . . . . . . . .    39
     2.07    Several Obligations; Remedies Independent  . . . . . . . . .    39
     2.08    Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
     2.09    Optional Prepayments and Conversions or Continuations
                of Loans  . . . . . . . . . . . . . . . . . . . . . . . .    40
     2.10    Mandatory Prepayments and Reductions of Commitments  . . . .    40
     2.11    Prepayment Fees. . . . . . . . . . . . . . . . . . . . . . .    43

Section 3.   Payments of Principal and Interest   . . . . . . . . . . . .    43
     3.01    Repayment of Loans . . . . . . . . . . . . . . . . . . . . .    43
     3.02    Interest . . . . . . . . . . . . . . . . . . . . . . . . . .    44

Section 4.   Payments; Pro Rata Treatment; Computations; Etc. . . . . . .    45
     4.01    Payments . . . . . . . . . . . . . . . . . . . . . . . . . .    45
     4.02    Pro Rata Treatment . . . . . . . . . . . . . . . . . . . . .    46
     4.03    Computations . . . . . . . . . . . . . . . . . . . . . . . .    47
     4.04    Minimum Amounts  . . . . . . . . . . . . . . . . . . . . . .    47
     4.05    Certain Notices    . . . . . . . . . . . . . . . . . . . . .    47
     4.06    Non-Receipt of Funds by the Agent  . . . . . . . . . . . . .    48
     4.07    Sharing of Payments, Etc.  . . . . . . . . . . . . . . . . .    49

Section 5.   Yield Protection, Etc. . . . . . . . . . . . . . . . . . . .    51
     5.01    Additional Costs . . . . . . . . . . . . . . . . . . . . . .    51
     5.02    Limitation on Types of Loans . . . . . . . . . . . . . . . .    54
     5.03    Illegality . . . . . . . . . . . . . . . . . . . . . . . . .    54
     5.04    Treatment of Affected Loans  . . . . . . . . . . . . . . . .    55
     5.05    Compensation . . . . . . . . . . . . . . . . . . . . . . . .    55
     5.06    Additional Costs in Respect of Letters of Credit . . . . . .    56
     5.07    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .    57



                                           (i)

                                                                            Page
                                                                            ----
Section 6.   Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . .    58
     6.01    The Guarantee  . . . . . . . . . . . . . . . . . . . . . . .    58
     6.02    Obligations Unconditional  . . . . . . . . . . . . . . . . .    58
     6.03    Reinstatement  . . . . . . . . . . . . . . . . . . . . . . .    59
     6.04    Subrogation .  . . . . . . . . . . . . . . . . . . . . . . .    60
     6.05    Remedies   . . . . . . . . . . . . . . . . . . . . . . . . .    60
     6.06    Instrument for the Payment of Money  . . . . . . . . . . . .    60
     6.07    Continuing Guarantee . . . . . . . . . . . . . . . . . . . .    60
     6.08    Rights of Contribution . . . . . . . . . . . . . . . . . . .    61
     6.09    General Limitation on Guarantee Obligations  . . . . . . . .    62
     6.10    Limitation on Kerner's Liability . . . . . . . . . . . . . .    62
     6.11    Limitation on Gutermann's Liability  . . . . . . . . . . . .    62

Section 7.   Conditions Precedent . . . . . . . . . . . . . . . . . . . .    62
     7.01    Effectiveness of Amendment and Restatement . . . . . . . . .    62
     7.02    Initial and Subsequent Extensions of Credit  . . . . . . . .    66

Section 8.   Representations and Warranties . . . . . . . . . . . . . . .    66
     8.01    Corporate Existence  . . . . . . . . . . . . . . . . . . . .    66
     8.02    Financial Condition  . . . . . . . . . . . . . . . . . . . .    67
     8.03    Litigation . . . . . . . . . . . . . . . . . . . . . . . . .    67
     8.04    No Breach  . . . . . . . . . . . . . . . . . . . . . . . . .    67
     8.05    Action . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
     8.06    Approvals  . . . . . . . . . . . . . . . . . . . . . . . . .    68
     8.07    Use of Credit  . . . . . . . . . . . . . . . . . . . . . . .    68
     8.08    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
     8.09    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .    69
     8.10    Investment Company Act . . . . . . . . . . . . . . . . . . .    69
     8.11    Public Utility Holding Company Act . . . . . . . . . . . . .    69
     8.12    Material Agreements and Liens  . . . . . . . . . . . . . . .    69
     8.13    Environmental Matters  . . . . . . . . . . . . . . . . . . .    70
     8.14    Capitalization . . . . . . . . . . . . . . . . . . . . . . .    72
     8.15    Subsidiaries, Etc. . . . . . . . . . . . . . . . . . . . . .    72
     8.16    Title to Assets  . . . . . . . . . . . . . . . . . . . . . .    73
     8.17    True and Complete Disclosure . . . . . . . . . . . . . . . .    73
     8.18    Legal Form . . . . . . . . . . . . . . . . . . . . . . . . .    73

Section 9.   Covenants of the Company . . . . . . . . . . . . . . . . . .    74
     9.01    Financial Statements, Etc. . . . . . . . . . . . . . . . . .    74
     9.02    Litigation . . . . . . . . . . . . . . . . . . . . . . . . .    79
     9.03    Existence, Etc . . . . . . . . . . . . . . . . . . . . . . .    79
     9.04    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . .    80
     9.05    Prohibition of Fundamental Changes . . . . . . . . . . . . .    83
     9.06    Limitation on Liens  . . . . . . . . . . . . . . . . . . . .    83
     9.07    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . .    85
     9.08    Investments  . . . . . . . . . . . . . . . . . . . . . . . .    85
     9.09    Dividend Payments  . . . . . . . . . . . . . . . . . . . . .    86
     9.10    Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . .    86
     9.11    EBITDA Ratio . . . . . . . . . . . . . . . . . . . . . . . .    87



                                           (ii)

                                                                            Page
                                                                            ----
     9.12    Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . .    87
     9.13    Current Ratio  . . . . . . . . . . . . . . . . . . . . . . .    87
     9.14    Fixed Charges Ratio  . . . . . . . . . . . . . . . . . . . .    88
     9.15    Capital Expenditures . . . . . . . . . . . . . . . . . . . .    88
     9.16    Interest Coverage Ratio; Selling, General and
               Administrative Expense Ratio . . . . . . . . . . . . . . .    89
     9.17    Accounts Payable Ratio . . . . . . . . . . . . . . . . . . .    89
     9.18    Interest Rate and Commodity Price Protection Agreements  . .    90
     9.19    Subordinated Indebtedness; Allard Non-Compete  . . . . . . .    90
     9.20    Lines of Business  . . . . . . . . . . . . . . . . . . . . .    90
     9.21    Transactions with Affiliates . . . . . . . . . . . . . . . .    90
     9.22    Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . .    91
     9.23    Certain Obligations Respecting Subsidiaries. . . . . . . . .    91
     9.24    Modifications of Certain Documents . . . . . . . . . . . . .    92
     9.25    Vendor Payables  . . . . . . . . . . . . . . . . . . . . . .    92
     9.26    Governmental Approvals . . . . . . . . . . . . . . . . . . .    92
     9.27    Swiss Receivables  . . . . . . . . . . . . . . . . . . . . .    92
     9.28    Intercompany Note  . . . . . . . . . . . . . . . . . . . . .    92
     9.29    ADS Financial Statements . . . . . . . . . . . . . . . . . .    93
     9.30    Deal Costs . . . . . . . . . . . . . . . . . . . . . . . . .    93

Section 10.  Events of Default  . . . . . . . . . . . . . . . . . . . . .    93

Section 11.  The Agent  . . . . . . . . . . . . . . . . . . . . . . . . .    98

     11.01   Appointment, Powers and Immunities . . . . . . . . . . . . .    98
     11.02   Reliance by Agent  . . . . . . . . . . . . . . . . . . . . .    99
     11.03   Defaults . . . . . . . . . . . . . . . . . . . . . . . . . .    99
     11.04   Rights as a Lender . . . . . . . . . . . . . . . . . . . . .    99
     11.05   Indemnification  . . . . . . . . . . . . . . . . . . . . . .   100
     11.06   Non-Reliance on Agent and Other Lenders. . . . . . . . . . .   100
     11.07   Failure to Act . . . . . . . . . . . . . . . . . . . . . . .   101
     11.08   Resignation or Removal of Agent. . . . . . . . . . . . . . .   101
     11.09   Agency Fee; Cash Management Fee. . . . . . . . . . . . . . .   101
     11.10   Consents under Other Basic Documents . . . . . . . . . . . .   102
     11.11   Collateral Sub-Agents. . . . . . . . . . . . . . . . . . . .   102
     11.12   Resignation of Cash Collateral Agent; Etc. . . . . . . . . .   103

Section 12.  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . .   103

     12.01   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . .   103
     12.02   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . .   103
     12.03   Expenses, Etc. . . . . . . . . . . . . . . . . . . . . . . .   104
     12.04   Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . .   105
     12.05   Successors and Assigns . . . . . . . . . . . . . . . . . . .   106
     12.06   Assignments and Participations . . . . . . . . . . . . . . .   106
     12.07   Survival . . . . . . . . . . . . . . . . . . . . . . . . . .   108
     12.08   Captions . . . . . . . . . . . . . . . . . . . . . . . . . .   108
     12.09   Counterparts . . . . . . . . . . . . . . . . . . . . . . . .   108
     12.10   Governing Law; Submission to Jurisdiction  . . . . . . . . .   108



                                        (iii)

                                                                           Page
                                                                           ----
     12.11   Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . .    109
     12.12   Treatment of Certain Information;
               Confidentiality . . . . . . . . . . . . . . . . . . . . .    109
     12.13   Judgment Currency . . . . . . . . . . . . . . . . . . . . .    110


SCHEDULE I      -     Litigation
SCHEDULE II     -     Material Agreements and Liens
SCHEDULE III    -     Environmental Matters
SCHEDULE IV     -     Subsidiaries and Investments
SCHEDULE V      -     Capitalization


EXHIBIT A-1     -     Form of Revolving Credit Note
EXHIBIT A-2     -     Form of Term Loan Note
EXHIBIT B       -     Form of Borrowing Base
                      Certificate
EXHIBIT C-1     -     Form of Security Agreement
EXHIBIT C-2     -     Form of Security Agreement Amendment
EXHIBIT D       -     Form of Cash Management Agreement
EXHIBIT E       -     Form of Opinion of Counsel to the Obligors
EXHIBIT F       -     Form of Opinion of Special
                      Swiss Counsel to the Obligors
EXHIBIT G       -     Form of Opinion of Special U.K. Counsel to
                      the Obligors
EXHIBIT H-1     -     Form of Annual Budget of the Company and its
                      Subsidiaries
EXHIBIT H-2     -     Form of Monthly Report of the Company and its
                      Subsidiaries
EXHIBIT H-3     -     Form of Compliance Certificate
EXHIBIT I       -     Form of Confidentiality Agreement






                                             (iv)

     AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 18, 1996, between: DeCRANE AIRCRAFT HOLDINGS, INC., a corporation duly organized and validly existing under the laws of the State of Ohio (the "COMPANY"); each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS" and, together with the Company, the "OBLIGORS"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 12.06(b) hereof, shall become a "Lender" hereunder (individually, a "LENDER" and, collectively, the "LENDERS"); THE PROVIDENT BANK, an Ohio banking corporation, as Cash Management Agent (in such capacity, together with its successors in such capacity, the "CASH MANAGEMENT ACCENT"); and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

     The Company, the Subsidiary Guarantors, the Lenders, the Cash Management Agent and the Agent are parties to a Credit Agreement, dated as of November 2, 1994 (as amended heretofore, the "ORIGINAL CREDIT AGREEMENT"), and the parties to the Original Credit Agreement wish to amend and restate the terms of the Original Credit Agreement for the purpose of providing additional credit to the Company to finance certain capital expenditures and the operations of the Company and for other purposes. Accordingly, the Company, the Subsidiary Guarantors, the Lenders, the Cash Management Agent and the Agent agree that, subject to the terms and conditions of this Agreement, the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

     Section 1.  DEFINITIONS AND ACCOUNTING MATTERS.

     1.01 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

     "ACCOUNTS PAYABLE" shall mean, as at any date, the sum for the Obligors (determined on a consolidated basis without duplication in accordance with GAAP) of all amounts that should be classified as accounts payable on a balance sheet.

     "ACCOUNTS PAYABLE RATIO" shall mean, as at any date, the ratio of:

     (a) the product of (i) Accounts Payable on such date TIMES (ii) 360, TO

     (b) for any date occurring:

          (i) on or after December 31, 1996, Cost of Goods Sold for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such date, and

          (ii) prior to December 31, 1996, the product of (x) Cost of Goods Sold for the period commencing on January 1, 1996 and ending on the last day of the fiscal quarter ending on, or most recently ended prior to, such date, times (y) the Applicable Annualization Factor.

     "ADS" shall mean the Aerospace Display Systems Division of Allard.

     "ADS PURCHASE" shall mean the purchase by the Company of substantially all of the assets of ADS pursuant to the ADS Purchase Agreement.

     "ADS PURCHASE AGREEMENT" shall mean the Asset Purchase and Sale Agreement, dated July 23, 1996, by and among Allard, ADS Acquisition, Inc., the Company and the other parties named therein.

     "ADS SUBSIDIARY" shall mean ADS Acquisition, Inc.

     "AFFILIATE" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries, (b) none of the Wholly Owned Subsidiaries of the

Company shall be Affiliates and (c) neither the Agent nor any Lender shall be an Affiliate.

     "APPLICABLE ANNUALIZATION FACTOR" shall mean:

     (a)  for the fiscal quarter ending on March 31, 1996, 4.0;

     (b)  for the fiscal quarter ending on June 30, 1996, 2.0; and

     (c)  for the fiscal quarter ending on September 30, 1996, 1.33.

     "ALLARD" shall mean Allard Industries, Inc.

     "ALLARD NON-COMPLETE DOCUMENTATION" shall mean the covenant not to compete referred to in Section 5.2.8 of the ADS Purchase Agreement.

     "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

     "APPLICABLE MARGIN" shall mean:

     (a)  with respect to Term Loans that are Base
          Rate Loans, 3-1/2% per annum;

     (b)  with respect to Term Loans that are
          Eurodollar Loans, 5% per annum;

     (c)  with respect to Revolving Credit Loans
          that are Base Rate Loans and with
          respect to Swingline Loans, 3-1/4% per
          annum; and

     (d)  with respect to Revolving Credit Loans
          that are Eurodollar Loans, 4-1/2% per
          annum.

     "BANKRUPTCY CODE" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

     "BASE RATE" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

     "BASE RATE LOANS" shall mean Loans that bear interest at rates based upon the Base Rate.

     "BASIC DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Cash Management Agreement, the Letter of Credit Documents, the Intercompany Note, the Security Documents and any agreement evidencing any Interest Rate Protection Agreement entered into between any Obligor and any Lender.

     "BOEING" shall mean The Boeing Company, a corporation organized under the laws of the State of Delaware.

     "BORROWING BASE" shall mean, as at any date, the sum of (a) 85% of the aggregate amount of Eligible Receivables at said date (other than Eligible Foreign Receivables) PLUS (b) 65% of Eligible Foreign Receivables at said date PLUS (c) 50% of the Eligible Inventory (other than Eligible Foreign Inventory) at said date PLUS (d) 35% of Eligible Foreign Inventory at said date. The "VALUE" of Eligible Inventory shall be determined at the lower of cost or market in accordance with GAAP, except that cost shall be determined on a first-in-first-out basis.

     "BORROWING BASE CERTIFICATE" shall mean a certificate of the chief financial officer of the Company, substantially in the form of Exhibit B hereto and appropriately completed.

     "BUSINESS DAY "shall mean (a) any day on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

     "CAPITAL EXPENDITURES" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

     "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "CASH FLOW" shall mean, for any period, the sum, for the Obligors (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) EBITDA for such period MINUS (b) cash taxes based on or measured by income that are paid during such period (including penalties with respect thereto and interest thereon) MINUS (c) Capital Expenditures made during such period to the extent permitted by Section 9.15 hereof.

     "CASH MANAGEMENT AGREEMENT" shall mean a Lock Box Service Contract between the Company and Provident, substantially in the form of Exhibit D hereto, as the same shall be modified and supplemented and in effect from time to time.

     "CASUALTY EVENT" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

     "CLAIRCOM" shall mean AT&T Wireless Services.

     "CLASS" shall have the meaning assigned to such term in Section 1.03 hereof.

     "CLOSING DATE" shall mean the date, no later than September 23, 1996, on which the conditions precedent specified in Section 7 hereof shall have been satisfied and on which the initial extensions of credit hereunder are made.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "COLLATERAL ACCOUNT" shall have the meaning assigned to such term in
Section 4.1 of the Security Agreement.

     "COLLATERAL AUDITOR" shall mean Provident.

     "COMMITMENTS" shall mean the Revolving Credit Commitments, the Term Loan Commitments and the Swingline Commitment.

     "COMMODITY PRICE PROTECTION AGREEMENT" shall mean, for any Person, an exchange-traded or over-the-counter commodity (including, without limitation, foreign exchange) forward, future, option, swap, swaption, cap, collar, floor or similar arrangement to which such Person is a party, providing for the transfer or mitigation of commodity (including foreign exchange) risks either generally or under specific contingencies.

     "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation pursuant to Section 2.09 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

     "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to Section 2.09 hereof of one Type of Loans --into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

     "CONVERTIBLE SUBORDINATED NOTES" shall mean, collectively, the Nassau Note and the Electra Note, as those terms are defined in the 1996 (September) Securities Purchase Agreement.

     "CONVERTIBLE SUBORDINATED NOTE DOCUMENTATION" shall mean all documents and agreements executed and delivered in connection with the original issuance of the Convertible Subordinated Notes, including the Convertible Subordinated Notes and the 1996 (September) Securities Purchase Agreement.

     "CORY" shall mean Cory Components, Inc., a corporation organized under the laws of the State of California.

     "CORY HOLDINGS" shall mean Cory Holdings, Inc., a corporation organized under the laws of the State of Ohio.

     "CORY PURCHASE AGREEMENT" shall mean the Stock purchase Agreement, dated January 1, 1995, between the Company, Cory and Gamberg.

     "CORY REPURCHASE" shall mean the purchase by the Company from Gamberg of 25% of the outstanding capital stock of Cory pursuant to Cory Purchase Agreement.

     "COST OF GOODS SOLD" shall mean, for any period, the sum for the Obligors (determined on a consolidated basis without duplication in accordance with GAAP) of all costs, excluding depreciation and amortization, that should be classified as cost of goods sold on an income statement.

     "COVERED TAXES" shall mean all present and future income, stamp, registration and other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever, and all interest, penalties and similar amounts with respect thereto, now or hereafter imposed, assessed, levied or collected by any authority of or in any jurisdiction (other than Switzerland or the United Kingdom) from or through which payments to or for the account of the Lenders hereunder are made as a result or consequence of such payments (excluding, however, income or franchise taxes imposed on a Lender by a jurisdiction as a result of such Lender being organized under the laws of such jurisdiction or of its Applicable Lending Office being located in such jurisdiction).

     "DEAL COSTS" shall mean all costs and expenses incurred by the Company in connection with the ADS Purchase, the 1996 (September) Securities Purchase Agreement, and the other transactions contemplated by this Agreement to occur on the Closing Date, including (without limitation) the following: (a) fees and expenses paid to the Lenders, the Lenders' counsel, the Agent and the Agent's counsel, (b) fees and expenses paid to Nassau and its counsel, (c) fees and expenses paid to Electra and its counsel, (d) fees and expenses paid to environmental, aerospace industry and other consultants and (e) all other fees, commissions and expenses relating to any of the foregoing (including, without limitation, investment banking, independent accountants, depository, brokerage, publicity, legal, arrangement and commitment fees, commissions and expenses).

     "DEBT SERVICE" shall mean, for any period, the sum, for the Obligors (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) scheduled to be made during such period PLUS (b) all Interest Expense that is payable in cash for such period.

     "DEFAULT" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

     "DISPOSITION" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms.

     "DIVIDEND PAYMENT" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company.

     "DOLLARS" and "$" shall mean lawful money of the United States of America.

     "EBITDA" shall mean, for any period, the sum of the following for the Obligors (determined without duplication in accordance with GAAP):

          (a) net income for such period, PLUS

          (b) the aggregate amount of depreciation, amortization
     (including, without limitation, amortization of intangibles), taxes based on or measured by income and Interest Expense for such period, PLUS

          (c) any accretion expense with respect to the Warrants
     (or any other Equity Rights with respect to any Obligor) for such period, PLUS

          (d) any non-cash expense related to any minority interests, PLUS

          (e) any non-cash expense related to foreign currency translation.

     "EBITDA RATIO" shall mean, as of any date, the ratio of:

          (a)  all Indebtedness of the Obligors at such date, TO

          (b)  for any date occurring:

               (i) on or after December 31, 1996, EBITDA for the period of four consecutive fiscal quarters ended on, or most recently ended prior to, such date, and

               (ii)  prior to December 31, 1996, the product of
               (x) EBITDA for the period commencing on January 1, 1996 and ending on the last day of the fiscal quarter ending on, or most recently ended prior to, such date, and (y) the Applicable Annualization Factor.

     "ELECTRA" shall mean Electra Investment Trust P.L.C., a corporation organized under the laws of England, and Electra
Associates, Inc., a corporation organized under the laws of the State of Delaware.

     "ELIGIBLE FOREIGN INVENTORY" shall mean Eligible Inventory that is located in the United Kingdom.

     "ELIGIBLE INVENTORY" shall mean, as at any date, all Inventory
(i) that is owned by an Obligor and, as at such date, is in the possession or under the control of an Obligor, (ii) that is located in a jurisdiction in any of the United States of America or the United Kingdom, (iii) as to which appropriate Uniform Commercial Code financing statements have been filed naming such Obligor as "debtor" and the Agent as "secured party" (or, with respect to inventory located in the United Kingdom, as to which the Lenders' security interest therein shall have been duly perfected by the filing of the Security Agreement pursuant to the Companies Act
1985), (iv) that is in good condition, (v) that meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such Inventory, its use or sale and (vi) that is either currently usable or currently saleable in the normal course of such Obligor's business without any notice to, or consent of, any governmental agency or department or division thereof, PROVIDED THAT (x) in no event shall Inventory that the Company or any Subsidiary Guarantor characterizes as obsolete or unsalable be "Eligible Inventory" and (y) the Majority Lenders (through the Agent) may at any time exclude from Eligible Inventory any type of Inventory that the Majority Lenders (in their sole discretion) determine to be unmarketable.

     "ELIGIBLE FOREIGN RECEIVABLES" shall mean Eligible Receivables owing from an account debtor whose principal place of business is located outside of the United States of America.

     "ELIGIBLE RECEIVABLES" shall mean, as at any date, the aggregate amount of all Receivables at such date payable to an Obligor other than the following (determined without duplication):

          (a) any Receivable not payable in Dollars or the lawful currencies of any of Japan, the United Kingdom,

     Switzerland, the Republic of France, The Kingdom of The
     Netherlands or the Federal Republic of Germany,

          (b) any Receivable owing from a Subsidiary or Affiliate of such Obligor or by an officer, director or employee of any Obligor,

          (c) any Receivable owing from an account debtor (other than Matsushita) whose principal place of business is located outside of a country that is a member of the Organization for Economic Cooperation and Development,

          (d) any Receivable owing from an account debtor that the Majority Lenders (through the Agent) have notified the Company does not have a satisfactory credit standing (as determined in the sole discretion of the Majority Lenders),

          (e) any Receivable that, at the date of issuance of the invoice therefor, is payable more than 90 days after shipment of the related Inventory,

          (f) any Receivable that remains unpaid for more than 90 days after the date of the issuance of the original invoice therefor or is more than 60 days past due,

          (g) all Receivables of any account debtor if more than 25% of the aggregate amount of the Receivables owing from such account debtor shall at the time have remained unpaid for more than 90 days after the date of the issuance of the original invoices therefor or are more than 60 days past due,

          (h) Receivables owing from any account debtor (other than Boeing, Claircom, Honeywell, IFT or Matsushita) to the extent that the Receivables owing from such account debtor and its Affiliates exceed 15% of all Receivables then payable to the Obligors,

          (i) any Receivable as to which there is any unresolved dispute with the respective account debtor (but only to the extent of the amount thereof in dispute),

          (j) any Receivable owed by an account debtor to the extent of any amounts owed by any Obligor to such account debtor,

          (k) any Receivable evidenced by an Instrument (as defined in the Security Agreement) not pledged to and in the possession of the Agent,

          (l) any Receivable as to which the Agent does not have a first priority perfected security interest for the benefit of the Lenders, and

          (m) any Receivable representing an obligation for goods sold on consignment, approval or a sale-or-return basis or subject to any other repurchase or return arrangement (other than any Receivable subject to repurchase pursuant to a distributor's exchange program PROVIDED THAT such Receivables may not exceed 10% of the aggregate Receivables attributable to any account debtor per annum).

     "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "CLAIM") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

     "ENVIRONMENTAL LAWS" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

     "EQUITY ISSUANCE" shall mean (a) any issuance or sale by any Obligor after the Original Closing Date of (i) any capital stock,
(ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers or employees of such Obligor pursuant to employee benefit plans established in the ordinary course of business and any capital stock issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the issuing or selling Person or (b) the receipt by the Obligor after the Original Closing Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); PROVIDED that Equity Issuance shall not include (A) any such issuance or sale by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company, (B) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company, (C) any warrants, options or other equity rights issued to directors, officers or employees of any Obligor and any capital stock of the Company issued upon the exercise of such warrants, or (D) the issuance of the Warrants or any capital stock, options or equity rights of the Company issued upon the exercise of the Warrants.

     "EQUITY RIGHTS" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA AFFILIATE" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

     "EURODOLLAR LOANS" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar
Rate" in this Section 1.01.

     "EURODOLLAR RATE" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported, at 11:00 a.m. (London time) on the date two Business Days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement

Rate) as the London Interbank Offered Rate for Dollar deposits having a term comparable to such Interest Period and in an amount equal to or greater than $1,000,000.

     "EVENT OF DEFAULT" shall have the meaning assigned to such term in Section 10 hereof.

     "EXCESS CASH FLOW" shall mean, for any period, the excess of:

          (a)  the sum of the following (without duplication):
     Cash Flow for such period, PLUS proceeds of business interruption or similar insurance during such period, plus decreases, to the extent occurring in the ordinary course of business, in Working Capital of the Obligors for such period, PLUS all tax refunds received by Obligors in cash during such period, MINUS

          (b)  the sum of the following (without duplication):
     Debt Service for such period, PLUS increases, to the extent occurring in the ordinary course of business, in Working
     Capital of the Obligors for such period.

For purposes of this definition of "Excess Cash Flow", "WORKING CAPITAL" shall have the meaning given to that term by GAAP, PROVIDED that Working Capital shall not include any Revolving Credit Loans, Swingline Loans or the Convertible Subordinated Notes.

     "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the average of quotations for such day on such transactions received by the Agent (or any of its Affiliates) from three federal funds brokers of recognized standing selected by it.

     "FEE LETTER" shall mean that certain fee letter, dated
September 18, 1996, from ING to the Company.

     "FIXED CHARGES RATIO" shall mean, as at any date, the ratio of:

          (a) for any date occurring:

               (i) on or after December 31, 1996, Cash Flow for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such date, and

               (ii) prior to December 31, 1996, the product of
          (x) Cash Flow for the period commencing on January 1, 1996 and ending on the last day of the fiscal quarter ending on, or most recently ended prior to, such date, times (y) the Applicable Annualization Factor, TO

          (b) Debt Service for such period.

     "FOREIGN TAXES" shall mean all present and future income, stamp, registration and other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever, and all interest, penalties or similar amounts with respect thereto, now or hereafter imposed, assessed, levied or collected by the United Kingdom or Switzerland or any political subdivision or taxing authority thereof or therein, or by any federation or association of or with which the United Kingdom or Switzerland may be a member or associated, on or in respect of this Agreement, the Loans, the Notes, the Letters of Credit, the Reimbursement Obligations or the other Basic Documents, the recording, registration, notarization or other formalization of any thereof, the enforcement thereof or the introduction thereof in any judicial proceedings, on or in respect of any payments of principal, interest, premiums, charges, fees or other amounts made on, under or in respect of any thereof.

     "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

     "GAMBERG" shall mean Brian Gamberg.

     "GAMBERG DOCUMENTS" shall mean that certain Employment
Agreement, between Cory and Gamberg, dated as of October 2, 1991, that certain Put Option Agreement, dated as of October 2, 1991, between Cory Holdings and Gamberg, and that certain Guaranty, dated October 2, 1991, by the Company in favor of Gamberg.

     "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning.

     "HAZARDOUS MATERIAL" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB'S"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

     "HOLLINGSEAD" shall mean Hollingsead International Limited, a company organized under the laws of England.

     "HOLLINGSEAD INTERNATIONAL" shall mean Hollingsead
International, Inc., a corporation organized under the laws of California.

     "HONEYWELL" shall mean Honeywell Inc.

     "IFT" shall mean International Flight Technologies, Inc., a
Delaware corporation, or any successor thereto.

     "IMPERMISSIBLE QUALIFICATION" shall mean any qualification, exception or other statement in any opinion or certification of any independent public accountants which either (a) is of a "going concern" or similar nature; or (b) relates to the limited scope of examination of matters relevant to the financial statements referred to in such opinion or certificate.

     "INDEBTEDNESS" shall mean, for any Person (which shall be calculated for any Person without duplication): (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expanses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital
Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person; PROVIDED that "Indebtedness" shall not include any of the Company's obligations in respect of the Warrants.

     "ING" shall mean Internationale Nederlanden (U.S.) Capital
Corporation.

     "INTERCOMPANY NOTE" shall mean a promissory note of Cory to the Company, in an aggregate principal amount not to exceed $1,500,000, evidencing a loan made by the Company (with the proceeds of Loans) to Cory solely to permit Cory to repay existing Indebtedness of Cory identified in Part A of Schedule II hereto, which promissory note shall contain such terms and provisions as shall be acceptable to the Lenders.

     "INTEREST COVERAGE RATIO" shall mean, as of any date, the ratio of:

          (a) for any date occurring:

               (i) on or after December 31, 1996, Cash Flow for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such date, and

               (ii) prior to December 31, 1996, the product of
          (x) Cash Flow for the period commencing on January 1, 1996 and ending on the last day of the fiscal quarter ending on, or most recently ended prior to, such date, times (y) the Applicable Annualization Factor, to

          (b) Interest Expense that is payable in cash for such period.

     "INTEREST EXPENSE" shall mean, for any period, all interest expense less interest income for such period for the Obligors (determined on a consolidated basis without duplication in accordance with GAAP), including (without limitation) the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period), (b) the aggregate amount payable by the Company pursuant to Section
11.09 hereof (whether or not actually paid) during such period, and
(c) the net amounts payable (or MINUS the net amount receivable) under Interest Rate and/or Commodity Price Protection Agreements during such period (whether or not actually paid or received during such period).

     "INTEREST PERIOD" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in
Section 4.05 hereof (or such longer period as may be agreed to by all of the Lenders), except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period for any Revolving Credit Loan would otherwise end after the Revolving Credit Commitment Termination Date such Interest Period shall end on the Revolving Credit Commitment Termination Date; (ii) no Interest Period for any Term Loan may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (iii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) notwithstanding clauses (i) and (ii) and (iii) above, no Interest Period for any Loan shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

     "INTEREST RATE PROTECTION AGREEMENT" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

     "INVENTORY" shall mean readily marketable materials, including raw materials, of a type manufactured or consumed by an Obligor in the ordinary course of business as presently conducted before any deduction by the Obligors for purposes of percentage of completion accounting (but excluding, in any event, all work-in-process EXCEPT for work-in-process inventory of Hollingsead International or the ADS Subsidiary).

     "INVESTMENT" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement or any Commodity Price Protection Agreement.

     "ISSUING BANK" shall mean Provident, as the issuer of Letters of Credit under Section 2.03 hereof, together with its successors and assigns in such capacity.

     "KERNER EMPLOYMENT AGREEMENT" shall mean the Employment
Agreement dated January 24, 1985 between Tri-Star Electronics, Inc. and Alex Kerner, as amended by a letter agreement dated October 1, 1991 between Alex Kerner and the Company.

     "LETTER OF CREDIT" shall have the meaning assigned to such term in Section 2.03 hereof.

     "LETTER OF CREDIT DOCUMENTS" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

     "LETTER OF CREDIT INTEREST" shall mean, for each Lender, such Lender's participation interest (or, in the case of the Issuing Bank, the Issuing Bank's retained interest) in the Issuing Bank's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

     "LETTER OF CREDIT LIABILITY" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit PLUS (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Company at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under
Section 2.03 hereof, and the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Issuing Bank of their participation interests under said Section 2.03.

     "LEVERAGE RATIO" shall mean, at any time, the ratio of Total
Liabilities to Net Worth of the Company at such time.

     "LIEN" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

     "LOANS" shall mean the Revolving Credit Loans, the Term Loans and the Swingline Loans.

     "MAJORITY LENDERS" shall mean Lenders holding at least 66 2/3% of the sum of (a) the aggregate unpaid principal amount of the Loans PLUS (b) the aggregate amount of all Letter of Credit Liabilities OR, if no Loans or Letter of Credit Liabilities are outstanding, Lenders having at least 66 2/3% of the aggregate amount of the Commitments; PROVIDED THAT, at all times during which there are two or fewer Lenders, "Majority Lenders" shall mean all Lenders.

     "MARGIN STOCK" shall mean "margin stock" within the meaning of Regulations G, U and X.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the Property, business, operations, customer relations, competitive position, financial condition, prospects, liabilities or capitalization of the Obligors taken as a whole,
(b) the ability of any Obligor to perform its obligations under any of the Basic Documents to which it is a party, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Lenders and the Agent under any of the Basic Documents or (e) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

     "MATSUSHITA" shall mean, collectively, Matsushita
Electric Industrial Company Limited, a Japanese corporation,
Matsushita Electric Corporation of America, a Delaware corporation, Matsushita Avionics Systems Corporation, a Delaware corporation, and M.A.D.C., Inc., a Delaware corporation.

     "MONTHLY DATE" shall mean the last Business Day of each calendar month.

     "MULTIEMPLOYER PLAN" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

     "NASSAU" shall mean Nassau Capital Partners L.P., a
Delaware limited partnership, and NAS Partners I L.L.C., a
Delaware limited liability company.

     "NASSAU EQUITY INFUSION" shall mean the purchase by Nassau for cash, on or about the date of Amendment No. 3 hereto, of shares of preferred stock of the Company and 1996 (February)
Warrants for a purchase price equal to $6,500,000 pursuant to the 1996 (February) Securities Purchase Agreement.

     "NET AVAILABLE PROCEEDS" shall mean:

          (i)  in the case of any Disposition, the amount of Net
     Cash Payments received in connection with such Disposition;

          (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by any Obligor in respect of such Casualty Event net of (A) reasonable expenses incurred by the Obligors in connection therewith and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property and any income and transfer taxes payable by any Obligor in respect of such Casualty Event; and

     (iii) in the case of any Equity Issuance, the aggregate amount of all cash received by the Obligors in respect of such Equity Issuance net of reasonable expenses incurred by the Company and its Subsidiaries in connection therewith.

     "NET CASH PAYMENTS" shall mean, with respect to any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by any Obligor directly or indirectly in connection with such Disposition (other than Property that is intended to replace the Property that was the subject of the Disposition (which replacement Property must be subject to a purchase contract or other commitment to purchase within three months of the relevant Disposition)); PROVIDED that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by any Obligor in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by any Obligor as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within six months of the date of such Disposition) and (b) Net Cash Payments shall be net of any repayments by any Obligor of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

     "NET SALES" shall mean, for any period, the sum for the Obligors (determined on a consolidated basis without duplication in accordance with GAAP) of all revenues that should be classified as net sales on an income statement.

     "NET WORTH" shall mean, as at any date for any Person, the sum for such Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

          (a) the amount of paid-in capital (both in respect of common equity and preferred equity), PLUS

          (b)  the amount of surplus and retained earnings
     (or, in the case of a surplus or retained earnings deficit, MINUS the amount of such deficit), MINUS

          (c)  the cost of treasury shares; PLUS

          (d) the value ascribed to the Warrants and the cumulative effect of any change in the valuation of the Warrants.

PROVIDED that the following shall be disregarded in calculating
"Net Worth":

          (i) any predecessor basis adjustment required under GAAP; and

          (ii) any foreign currency translation adjustments permitted under GAAP.

     "1996 (FEBRUARY) WARRANTS" shall mean the warrants acquired by Nassau, pursuant to the terms of the 1996 (February)
Securities Purchase Agreement.

     "1996 (SEPTEMBER) WARRANTS" shall mean the warrants to be acquired by Nassau and Electra, pursuant to the terms of the 1996 (September) Securities Purchase Agreement.

     "1994 SECURITIES PURCHASE AGREEMENT" shall mean the
Securities Purchase Agreement, dated November 2, 1994, among the
Company and Electra.

     "1996 (FEBRUARY) SECURITIES PURCHASE AGREEMENT" shall mean the Securities Purchase Agreement, dated as of February 20, 1996, among the Company and Nassau.

     "1996 (SEPTEMBER) SECURITIES PURCHASE AGREEMENT" shall mean the Securities Purchase Agreement, dated as of September 18, 1996, among the Company, Nassau and Electra.

     "NOTES" shall mean the Revolving Credit Notes and the Term Loan Notes.

     "ORIGINAL CLOSING DATE" shall mean the date of the Original Credit Agreement.

     "PBGC" shall mean the Pension Benefit Guaranty
Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERMITTED INVESTMENTS" shall mean:  (a) Dollars;
(b) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than six months from the date of acquisition thereof; (c) certificates of deposit or bankers' acceptances maturing not more than six months from the date of acquisition thereof and overnight bank deposits, in each case with any Lender or any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000; (d) repurchase obligations with a term of not more than seven days for underlying obligations of the types described in clauses (b) and (c) above and entered into with any financial institution meeting the qualifications described in clause (c) above; and (d) commercial paper of any Lender or that is rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than six months from the date of acquisition thereof.

     "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

     "PLAN" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

     "POST-DEFAULT RATE" shall mean, during any period during which any Event of Default shall be continuing, and in respect of any principal of any Loan, any Reimbursement Obligation or any other amount payable under this Agreement, any Note or any other Basic Document, a rate per annum equal to 2% PLUS the Applicable Margin for Base Rate Loans PLUS the Base Rate as in effect from time to time (PROVIDED that, with respect to principal of a Eurodollar Loan, the "Post-Default Rate" for such principal shall be, during the period to but excluding the last day of the then current Interest Period therefor, 2% PLUS the interest rate for such Loan as provided in Section 3.02 hereof and, thereafter, the rate provided for above in this definition).

     "PRIME RATE" shall mean the arithmetic average of the rates of interest publicly announced by The Chase Manhattan Bank, Citibank, N.A. and Morgan Guaranty Trust Company of New York (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's "base" or other rate determined by the Agent to be the equivalent rate announced by such bank), EXCEPT THAT, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, the Agent shall, during such period, determine the "Prime Rate" based upon the prime commercial lending (or equivalent) rates announced publicly by the other such banks.

     "PRINCIPAL PAYMENT DATES" shall mean the Quarterly
Dates, commencing with September 30, 1995 through and including
September 30, 2001.

     "PROCESS AGENT" shall have the meaning specified in
Section 12.10(b) hereof.

     "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "PROVIDENT" shall mean The Provident Bank, a banking corporation organized under the laws of the State of Ohio.

     "QUALIFIED PUBLIC OFFERING" shall mean an underwritten public offering of the common stock of the Company registered under the Securities Act of 1933, as amended.

     "QUARTERLY DATES" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

     "RECEIVABLES" shall mean, as at any date, the unpaid portion of the obligation, as stated on the respective invoice, of a customer of any Obligor in respect of Inventory or services sold and shipped by such Obligor to such customer, net of any credits, rebates or offsets owed to such customer (and for purposes hereof, a credit or rebate paid by check or draft of the Obligor shall be deemed to be outstanding until such check or draft shall have been debited to the account of such Obligor on which such check or draft was drawn).

     "REGULATIONS A, D, G, U AND X" shall mean, respectively, Regulations A, D, G, U and X of the Board of
Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

     "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of financial institutions including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "REIMBURSEMENT OBLIGATIONS" shall mean, at any time, the obligations of the Company then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Bank in respect of any drawings under a Letter of Credit.

     "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

     "REVOLVING CREDIT COMMITMENT" shall mean, for each Lender, the obligation of such Lender to make Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding (a) in the case of a Lender that is a party to this Agreement on the date hereof, the amount set opposite the name of such Lender on the signature pages hereof under the caption "Revolving Credit Commitment" and (b) in the case of any other Lender, the aggregate amount of Revolving Credit Commitments of other Lenders acquired by it pursuant to
Section 12.06(b) hereof (in each case, as the same may be reduced from time to time pursuant to Section 2.04 hereof). The aggregate principal amount of the Revolving Credit Commitments as of the date hereof is $12,500,000.

     "REVOLVING CREDIT COMMITMENT PERCENTAGE" shall mean, with respect to any Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

     "REVOLVING CREDIT COMMITMENT TERMINATION DATE" shall mean the third anniversary of the date hereof.

     "REVOLVING CREDIT LOANS" shall mean the loans provided for by Section 2.01(a) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

     "REVOLVING CREDIT NOTES" shall mean the promissory notes provided for by Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

     "SECURITY AGREEMENT" shall mean a Security Agreement substantially in the form of Exhibit C-1 hereto between each Obligor and the Agent, as the same shall be modified and supplemented and in effect from time to time.

     "SECURITY AGREEMENT AMENDMENT" shall mean a Security
Agreement Amendment substantially in the form of Exhibit C-2 hereto between each Obligor and the Agent.

     "SECURITY DOCUMENTS" shall mean, collectively, the Security Agreement, the Security Agreement Amendment and all Uniform Commercial Code financing statements required by this Agreement or the Security Agreement to be filed with respect to the security interests in personal Property and fixtures created pursuant to the Security Agreement.

     "SELLING, GENERAL AND ADMINISTRATIVE EXPENSES" shall mean, for any period, the sum for the Obligors (determined on a consolidated basis without duplication in accordance with GAAP) of all expenses (excluding depreciation and amortization) that should be classified as selling, general and administrative expenses on an income statement.

     "SELLING, GENERAL AND ADMINISTRATIVE EXPENSES RATIO" shall mean, as at any date, the ratio of:

     (a) for any date occurring:

          (i) on or after December 31, 1996, Selling,
     General and Administrative Expenses for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such date, and

          (ii) prior to December 31, 1996, the product of
     (x) Selling, General and Administrative Expenses for the period commencing on January 1, 1996 and ending on the last day of the fiscal quarter ending on, or most recently ended prior to, such date, times (y) the Applicable Annualization Factor, TO

     (b) Net Sales for such period.

     "SENIOR SUBORDINATED DEBT" shall mean the Indebtedness of the Company in respect of the 12% Senior Subordinated Notes of the Company due December 31, 2001 issued pursuant to the 1994
Securities Purchase Agreement.

     "SENIOR SUBORDINATED DEBT AMENDMENTS" shall mean (i)
Amendment No. 1, dated as of February 20, 1996, to the 1994
Securities Purchase Agreement and (ii) Amendment No. 1, dated as of February 20, 1996, to the Advisory Agreement among the Company and Electra Inc.

     "SENIOR SUBORDINATED DEBT DOCUMENTS" shall mean all documents and agreements executed and delivered in connection with the original issuance of the Senior Subordinated Debt, including the 1994 Securities Purchase Agreement, the promissory notes evidencing Indebtedness thereunder and the Related Agreements referred to in the 1994 Securities Purchase Agreement, in each case, as the same shall, subject to Section 9.24 hereof, be modified and supplemented and in effect from time to time.

     "SERIES E PREFERRED STOCK" shall mean the preferred stock of the Company issued on September 18, 1996, and designated as Series E Preferred.

     "SERIES E PREFERRED STOCK DOCUMENTATION" shall mean all documents and agreements executed and delivered in connection with the original issuance of the Series E Preferred Stock, including the shares of Series E Preferred Stock and the 1996
(September) Securities Purchase Agreement.

     "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

     "SWINGLINE COMMITMENT" shall mean the obligation of the Cash Management Agent to make Swingline Loans in an aggregate principal amount at any one time outstanding up to the lesser of $1,000,000 and the aggregate amount of the Revolving Credit Commitments as then in effect.

     "SWINGLINE LOANS" shall have the meaning given to that term in Section 2.01(c) hereof.

     "SWITZERLAND" shall mean the Swiss Confederation.

     "TERM LOAN COMMITMENT" shall mean, for each Lender, the obligation of such Lender to make a Term Loan in an aggregate amount up to but not exceeding the amount set opposite the name of such Lender on the signature page hereof under the caption

"Term Loan Commitment". The aggregate principal amount of the Term Loan Commitments is $15,000,000.

     "TERM LOAN NOTES" shall mean the promissory notes provided for by Section 2.08(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

     "TERM LOANS" shall mean the loans provided for by
Section 2.01(b) hereof, which may be Base Rate Loans and/or
Eurodollar Loans.

     "TOTAL LIABILITIES" shall mean, as at any date, the sum, for the Obligors (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all Indebtedness and (b) all other liabilities that should be classified as liabilities on a balance sheet, including, without limitation, all reserves (other than general contingency reserves) and all deferred taxes and other deferred items.

     "TRI-STAR TECHNOLOGIES" shall mean Tri-Star
Technologies, a general partnership organized under the laws of the State of California.

     "TST PARTNERSHIP AGREEMENT" shall mean the General Partnership Agreement dated June 18, 1994 among Tri-Star Electronics, Inc., Alex Kerner and Andrei Grombchevsky, as amended by that certain agreement dated December 3, 1987 between Tri-Star Electronics, Inc. and Andrei Grombchevsky, and as further amended by a letter agreement dated October 1, 1991 between Alex Kerner and the Company.

     "TYPE" shall have the meaning assigned to such term in
Section 1.03 hereof.

     "UNIDEC" shall mean Tri-Star Electronics Europe S.A.,
Mezzovico (formerly Unidec, S.A. Mezzovico), a corporation organized under the laws of Switzerland.

     "WARRANTS" shall mean the following:

     (a) the warrants described in Schedule V hereto,

     (b) the warrants issued under the Senior Subordinated
Loan and Warrant Purchase Agreement, dated October 15, 1991 among
Banc One Capital Partners Corporation, the Company and certain
Obligors,

     (c) the 1994 Warrants,

     (d) the warrants issued under the Senior Lender Warrant
Agreement, dated as of November 2, 1994 among the Company, ING and Provident,

     (e) the 1996 (February) Warrants,

     (f) the 1996 (September) Warrants, and

     (g) the warrants issued under the Senior Lender Warrant
Agreement, dated as of September 18, 1996 among the Company, ING and Provident.

     "WHOLLY OWNED SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

     "ZERO BALANCE ACCOUNT" shall mean an account of the Company at the Cash Management Agent designated by the Cash
Management Agent as the "Zero Balance Account."

     1.02  ACCOUNTING TERMS AND DETERMINATIONS.

     (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 9.01 hereof, shall mean the audited financial statements as at December 31, 1993 referred to in Section 8.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or monthly financial statements furnished to the Lenders pursuant to Section 9.01 hereof (or, prior to the delivery of the first financial statements under Section 9.01 hereof, used in the preparation of the audited financial statements as at December 31, 1993 referred to in Section 8.02 hereof) unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 9.01 hereof, shall mean the audited financial statements referred to in
Section 8.02 hereof).

     (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or monthly financial statement under Section 9.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or monthly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

     (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 9 hereof, the Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

     1.03 CLASSES AND TYPES OF LOANS. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Credit Loan or a Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

     Section 2.  COMMITMENTS, LOANS, NOTES AND PREPAYMENTS.

     2.01  LOANS.

     (a) REVOLVING CREDIT LOANS. Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Original Closing Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time, PROVIDED that in no event shall the aggregate principal amount of all Revolving Credit Loans, together with the aggregate amount of all Letter of Credit

Liabilities and the aggregate amount of all Swingline Loans, exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of the other Type (as provided in Section 2.09 hereof) or Continue Revolving Credit Loans that are Eurodollar Loans (as provided in Section 2.09 hereof).

     (b) TERM LOANS. Each Lender severally agrees, on the terms and conditions of this Agreement, to make a term loan to the Company in Dollars on the Original Closing Date in an aggregate principal amount up to but not exceeding the amount of the Term Loan Commitment of such Lender. Thereafter the Company may Convert Term Loans of one Type into Term Loans of the other Type (as provided in Section 2.09 hereof) or Continue Term Loans that are Eurodollar Loans (as provided in Section 2.09 hereof).

     (c)  SWINGLINE LOANS.

          (i) The Cash Management Agent hereby agrees, on the terms and conditions of this Agreement, to make loans ("SWINGLINE LOANS") to the Company in Dollars during the period from and including the Original Closing Date to but excluding the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Swingline Commitment, PROVIDED that the aggregate unpaid principal amount of all Swingline Loans, all Letter of Credit Liabilities and all Revolving Credit Loans at any one time outstanding may not exceed the aggregate amount of the Revolving Credit Commitments. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow the amount of the Swingline Commitment by means of Base Rate Loans.

          (ii) The Obligors shall at all times maintain with the Cash Management Agent one or more lockboxes (collectively, the "LOCKBOXES") pursuant to the Cash Management Agreement and, except to the extent otherwise required under the Security Agreement, shall instruct all account debtors on all of the accounts of the Obligors to remit payments to be made by checks or other drafts to the Lockboxes and to remit all payments to be made by wire transfer to the Zero Balance Account. Except as otherwise required under the Security Agreement, all amounts received by the Obligors from any account debtor, in addition to all cash received from any other source (including but not limited to proceeds from the sale of collateral for the Loans and judgments) shall be deposited in the Zero Balance Account upon receipt by an

     Obligor. All receipts received in the Lockboxes shall be deposited on the day of receipt by the Cash Management Agent to the Zero Balance Account. As a matter of administrative convenience, the Cash Management Agent shall transmit all funds received in the Lockboxes twice each Business Day to the Zero Balance Account prior to 10:00 a.m., New York time, and 4:00 p.m., New York time, and any funds will be automatically applied at the end of each day to reduce the outstanding principal amount of Swingline Loans.

     (d) LIMIT ON EURODOLLAR LOANS. No more than five separate Interest Periods in respect of Eurodollar Loans from each Lender may be outstanding at any one time.

     2.02  BORROWINGS.

     (a) The Company shall give the Agent notice of each borrowing of Loans (other than Swingline Loans) hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing of such Loans hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to (a) in the case of the borrowing of the Term Loans, the Agent, at account number 930-1-035763 (ABA No. 0210-000-21) maintained by the Agent with The Chase Manhattan Bank, and (b) in the case of borrowings of Revolving Credit Loans, the Cash Management Agent, at an account at Provident designated by the Cash Management Agent, in each case, in immediately available funds, for account of the Company. The amount so received by the Agent or the Cash Management Agent (as the case may be) shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company (designated by the Company) at the Cash Management Agent.

     (b) Swingline Loans shall be borrowed by the Company by means of writing checks drawn on the Cash Management Agent.

     (c) In the event that the Company does not repay any Swingline Loan by 11:00 a.m. (Cincinnati time) on the last Business Day of the week in which such Swingline Loan was made, at any time thereafter until the unpaid principal amount of such Swingline Loan shall have been paid in full, the Cash Management Agent may, and the Company hereby irrevocably authorizes and empowers (which power is coupled with an interest) the Cash Management Agent to, deliver, on behalf of the Company, to the Agent under Section 2.02(a) hereof a notice of borrowing of Revolving Credit Loans in an amount equal to the then unpaid principal amount of such Swingline Loan. Each Lender shall, not later than 2:00 p.m. (New York time), make available the amount of the Revolving Credit Loan to be made by it to the Cash Management Agent at the account specified in Section 2.02(a)
     hereof and the amount so received by the Cash Management Agent shall be applied to such Swingline Loan.

     2.03 LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, the Revolving Credit Commitments may be utilized, upon the request of the Company, in addition to the Revolving Credit Loans provided for by Section 2.01(a) hereof, by the issuance by the Issuing Bank of letters of credit (collectively, "LETTERS OF CREDIT") for account of the Company or any of its Subsidiaries (as specified by the Company), PROVIDED that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of the Revolving Credit Loans, exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time, and
(ii) the expiration date of any Letter of Credit extend beyond the earlier of the Revolving Credit Commitment Termination Date and the date 12 months following the issuance of such Letter of Credit. The following additional provisions shall apply to Letters of Credit:

          (a) The Company shall give the Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Revolving Credit Commitment Termination Date) each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit). Upon receipt of any such notice, the Agent shall advise the Issuing Bank of the contents thereof.

          (b) On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Revolving Credit Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Lender (other than the Issuing Bank) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Bank's liability under such Letter of Credit in an amount equal to such Lender's Revolving Credit Commitment Percentage of such liability, and each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, its Revolving Credit Commitment
Percentage of the Issuing Bank's liability under such Letter of Credit.

          (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Company (through the Agent) of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse the Agent for account of the Issuing Bank for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

          (d) Forthwith upon its receipt of a notice referred to in clause (c) of this Section 2.03, the Company shall advise the Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in
     Section 4.05 hereof. In the event that the Company fails to so advise the Agent, or if the Company fails to reimburse the Issuing Bank for a payment under a Letter of Credit by the date of such payment, the Agent shall give each Lender prompt notice of the amount of the demand for payment, specifying such Lender's Revolving Credit Commitment Percentage of the amount of the related demand for payment.

          (e) Each Lender (other than the Issuing Bank) shall pay to the Agent for account of the Issuing Bank at account number 930-1-035763 (ABA No. 0210-000-21) maintained by the Agent with The Chase Manhattan Bank, in Dollars and in immediately available funds, the amount of such Lender's
     Revolving Credit Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Bank (through the Agent) to such Lender requesting such payment and specifying such amount. Each such Lender's obligation to make such payment to the Agent for account of the Issuing
     Bank under this clause (e), and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other
     Lender to make its payment under this clause (e), the financial condition of the Company (or any other account party), the existence of any Default or the termination of the Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender shall default in its obligation to make any such payment to the Agent for account of the Issuing Bank, for so long as such default shall continue the Agent may at the request of the Issuing Bank withhold from any payments received by the Agent under this Agreement or any Note for account of such Lender the amount so in default and, to the extent so withheld, pay the same to the Issuing Bank in satisfaction of such defaulted obligation.

     (f) Upon the making of each payment by a Lender to the Issuing Bank pursuant to clause (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Agent, the Issuing Bank or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by the Company hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Revolving Credit Commitment Percentage in any interest or other amounts payable by the Company hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Bank pursuant to clause (g) of this Section 2.03). Upon receipt by the Issuing Bank from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Bank shall promptly pay to the Agent for account of each Lender entitled thereto, such Lender's Revolving Credit Commitment Percentage of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank and so paid to the Lenders hereunder is rescinded or must otherwise be returned by the Issuing Bank, each Lender shall, upon the request of the Issuing Bank (through the Agent), repay to the Issuing Bank (through the Agent) the amount of such payment paid to such Lender, with interest at the rate specified in clause (j) of this Section 2.03.

     (g) The Company shall pay to the Agent for account of each Lender (ratably in accordance with their respective Commitment Percentages) a letter of credit fee in respect of each Letter of Credit in an amount equal to 2-1/2% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Monthly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Company shall pay to the Agent for account of the Issuing Bank a fronting fee in respect of each Letter of Credit in an amount equal to 1/4 of 1% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be refundable to the extent such Letter of Credit is not outstanding for the entire period for which such fee was paid or the face amount of such Letter of Credit is reduced during such period, to be paid in advance on each Monthly Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit (including, without limitation, with respect to each Letter of Credit, an origination fee in an amount equal to the greater of (x) 1/4 of 1% of the face amount of such Letter of Credit and (y) $500, payable on the date of issuance thereof) and drawings and other transactions relating thereto.

     (h) Promptly following the end of each calendar month, the Issuing Bank shall deliver (through the Agent) to each Lender and the Company a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Lender from time to time, the Issuing Bank shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

     (i) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type, (ii) the Company shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, PROVIDED that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control, and
(iii) no Event of Default shall have occurred and be continuing (and the Issuing Bank shall not issue any Letter of Credit after it has received notification from the Agent or any Lender that any Event of Default is continuing); PROVIDED THAT the Agent, upon the request of the Majority Lenders, may instruct the Issuing Bank to issue a Letter of Credit notwithstanding the occurrence and continuation of an Event of Default.

     (j) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to clause (e) or (f) of this Section 2.03 on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Agent) on such amount from and including such due date to but excluding the date such payment is made (i) during the period from and including such due date to but excluding the date three Business Days thereafter, at a rate per annum equal to the Federal Funds Rate (as in effect from time to time) and
(ii) thereafter, at a rate per annum equal to the Base Rate (as in effect from time to time) plus 2%.

     (k) The issuance by the Issuing Bank of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Lender shall have consented thereto.

The Company hereby indemnifies and holds harmless each Lender and the Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender or the Agent may incur (or that may be claimed against such Lender or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Bank under any Letter of Credit; PROVIDED that the Company shall not be required to indemnify any Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the Issuing Bank, the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.03 is intended to limit the other obligations of the Company, any Lender or the Agent under this Agreement.

          2.04  CHANGES OF COMMITMENTS.

          (a) The aggregate amount of the Revolving Credit Commitments shall be automatically reduced to zero on the Revolving Credit Commitment Termination Date.

          (b) The Company shall have the right at any time or from time to time (i) so long as no Revolving Credit Loans, Swingline Loans or Letter of Credit Liabilities are outstanding, to terminate the Revolving Credit Commitments and (ii) to reduce the aggregate unused amount of the Revolving Credit Commitments (for which purpose use of the Revolving Credit Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities and Swingline Loans); PROVIDED that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof, (y) each partial reduction shall be in an aggregate amount at least equal to $100,000 (or a larger multiple of $100,000) and, (z) the same shall not result in a breach of any provision of the Senior Subordinated Debt Documents.

          (c) Any portion of the Term Loan Commitments not used on the Original Closing Date shall be automatically terminated.

          (d) The Commitments once terminated or reduced may not be reinstated.

          2.05 COMMITMENT FEE. The Company shall pay to the Agent for account of each Lender a commitment fee on the daily average unused amount of such Lender's Revolving Credit Commitment (for which purpose the aggregate amount of any Letter of Credit Liabilities and any Swingline Loans shall be deemed to be a pro rata (based on the Revolving Credit Commitments) use of each Lender's Revolving Credit Commitment), for the period from and including the Original Closing Date to but not including the earlier of the date such Revolving Credit Commitment is terminated and the Revolving Credit Commitment Termination Date, at a rate per annum equal to 1/2 of 1%. Accrued commitment fees shall be payable in arrears on each Monthly Date and on the earlier of the date the Revolving Credit Commitments are terminated and the Revolving Credit Commitment Termination Date.

          2.06 LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

          2.07 SEVERAL OBLIGATIONS: REMEDIES INDEPENDENT. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and no Lender shall have any obligation to the Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. Without prejudice to Section 10 hereof, the amounts payable by the Company at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.08  NOTES.

          (a) The Revolving Credit Loans made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-1 hereto, dated the Original Closing Date, payable to such Lender in a principal amount equal to the amount of its Revolving Credit Commitment as originally in effect and otherwise duly completed.

          (b) The Term Loans made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-2 hereto, dated the Original Closing Date, payable to such Lender in a principal amount equal to the amount of its Term Loan Commitment and otherwise duly completed.

          (c) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note evidencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; PROVIDED that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans to be evidenced by such Note.

          (d) No Lender shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Lender's relevant Commitment, Loans and Notes pursuant to Section 12.06(b) hereof.

          2.09 OPTIONAL PREPAYMENTS AND CONVERSIONS OR CONTINUATIONS OF LOANS. Subject to Section 4.04 hereof, the Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of the other Type or Continue Eurodollar Loans, at any time or from time to time, PROVIDED that:
(a) the Company shall give the Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) prepayments of the Term Loans shall be applied to the installments of the Term Loans in the inverse order of their maturities; and (c) Swingline Loans may only be Base Rate Loans. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Agent may (and at the request of the Majority Lenders shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

          2.10  MANDATORY PREPAYMENTS AND REDUCTIONS OF COMMITMENTS.

          (a) BORROWING BASE. Until the Revolving Credit Commitment Termination Date, the Company shall from time to time prepay the Revolving Credit Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (g) below) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Revolving Credit Loans together with the outstanding Letter of Credit Liabilities shall not exceed the Borrowing Base, such amount to be applied, first, to Revolving Credit Loans outstanding and, second, as cover for Letter of Credit Liabilities outstanding.

          (b) CASUALTY EVENTS. Upon the date 15 days following the receipt by any Obligor of the proceeds of insurance (other than business interruption or similar insurance unless (x) at the time of such receipt any amount owing by any Obligor hereunder or under the Notes shall be due and unpaid and (y) immediately prior to the Casualty Event giving rise to the receipt of such insurance proceeds, the Obligors were not in compliance with their obligations under Section 9.10, 9.11, 9.12, 9.13, 9.14, 9.15, 9.16 or 9.17 hereof), condemnation award or other compensation in respect of any Casualty Event affecting any Property of any Obligor (or upon such earlier date as such Obligor shall have determined not to repair or replace the Property affected by such Casualty Event), the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (g) below), and the Revolving Credit Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied to or designated for the repair or replacement of such Property, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (f) of this Section 2.10. Notwithstanding the foregoing, to the extent that Net Available Proceeds of any Casualty Event have been designated for the repair or replacement of Property affected by a Casualty Event and a purchase order or other commitment in respect of purchase or repair of such Property has not been entered into within 90 days of receipt of the proceeds of insurance, the amount of Net Available Proceeds designated for such repair or replacement shall be applied to prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (g) below) and reduce the Revolving Credit Commitments as specified in clause (f) of this Section 2.10. Nothing in this clause (b) shall be deemed to limit any obligation of an Obligor pursuant to any of the Security Documents to remit to a collateral or similar account (including, without limitation, the Collateral Account) maintained by the Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

          (c) EQUITY ISSUANCE. Upon any Equity Issuance, the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (g) below), and the Revolving Credit Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (f) of this
Section 2.10.

          (d) EXCESS CASH FLOW. Not later than the date 90 days after the end of each fiscal year of the Company, beginning with the fiscal year commencing on January 1, 1995, the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (g) below), and the Revolving Credit Commitments shall be subject to automatic reduction, in an aggregate amount equal to the excess of (A) 70% of Excess Cash Flow for such fiscal year over (B) the aggregate amount of prepayments of Term Loans made during such fiscal year pursuant to Section
2.09 hereof and, after the payment in full of the Term Loans, the aggregate amount of voluntary reductions of Revolving Credit Commitments made during such fiscal year pursuant to Section 2.09 hereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (f) of this Section 2.10.

          (e) SALE OF ASSETS. Without limiting the obligation of the Company to obtain the consent of the Majority Lenders pursuant to Section
9.05 hereof to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition (a "CURRENT DISPOSITION"), and of all prior Dispositions on an annual basis as to which a prepayment has not yet been made under this Section 2.10(e), shall exceed $250,000 then, no later than five Business Days prior to the occurrence of such Current Disposition, the Company will deliver to the Lenders a statement, certified by the chief financial officer of the Company, in form and detail satisfactory to the Agent, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and will prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (g) below), and the Revolving Credit Commitment shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (f) of this Section 2.10.

          (f) APPLICATION. Prepayments and reductions of Commitments described in the above clauses of this Section 2.10 (other than in clause (a) above) shall be effected as follows:

          (i) first, the amount of the prepayment specified in such clauses shall be applied to the installments of the Term Loans then outstanding in the inverse order of the maturity thereof; and

         (ii) second, the Revolving Credit Commitments shall be automatically reduced in an amount equal to any excess over the amount referred to in the foregoing clause (i) (and to the extent that, after giving effect to such reduction, the aggregate principal amount of Revolving Credit Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the Revolving Credit Commitments, the Company shall, first, prepay Revolving Credit Loans and, second, provide cover fox Letter of Credit Liabilities as specified in clause
     (g) below, in an aggregate amount equal to such excess).

          (g) COVER FOR LETTER OF CREDIT LIABILITIES. In the event that the Company shall be required pursuant to this Section 2.10 to provide cover for Letter of Credit Liabilities, the Company shall effect the same by paying to the Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Agent in the Collateral Account (as provided therein as collateral security in the first instance for Letter of Credit Liabilities) until such time as all Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

          2.11 PREPAYMENT FEES. The Company agrees to pay the following prepayment fees:

         (a) A prepayment fee of $400,000 shall be due and payable by the Company to the Agent, for account of the Lenders, upon repayment of all principal and interest on the Loans and termination of the Commitments hereunder pursuant to Section 2.09 or Section 2.10 hereof or otherwise (exclusive, however, of repayment pursuant to paragraphs (a), (b) or (d) of Section 2.10), if the same shall occur on or prior to February 20, 1997.

         (b) A prepayment fee of $200,000 shall be due and payable by the Company to the Agent, for account of the Lenders, upon repayment of all principal and interest on the Loans and termination of the Commitments hereunder pursuant to Section 2.09 or Section 2.10 hereof or otherwise (exclusive, however, or repayment pursuant to paragraphs (a), (b) or (d) of Section 2.10), if the same shall occur after February 20, 1997 and on or prior to February 20, 1998.

          Notwithstanding the foregoing, no such prepayment fee shall be payable upon repayment of all principal and interest on the Loans and termination of the Commitments hereunder pursuant to Section 2.10(c) hereof in connection with a Qualified Public Offering.

          Section 3.  PAYMENTS OF PRINCIPAL AND INTEREST.

          3.01  REPAYMENT OF LOANS.

          (a) The Company hereby promises to pay to the Agent for account of each Lender the entire outstanding principal amount of such Lender's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date.

          (b) The Company hereby promises to pay to the Agent for account of each Lender the principal of such Lender's Term Loans in 26 installments payable on the Principal Payment Dates as follows:


     PRINCIPAL PAYMENT DATE                    AMOUNT OF INSTALLMENT ($)
     ----------------------                    -------------------------

      September 30, 1995                             $  500,000

      December 31, 1995                               1,000,000

      March 31, 1996
        through (and including)
        December 31, 1996                               375,000

      March 31, 1997
         through (and including)
         December 31, 1997                              468,750

      March 31, 1998
         through (and including)
         December 31, 1998                              562,500

      March 31, 1999
         through (and including)
         June 30, 2001                                  656,250

      September 30, 2001                              1,312,500


If the Company does not borrow the full amount of the aggregate Term Loan Commitments on the Original Closing Date, the shortfall shall be applied to reduce the foregoing installments ratably.

          (c) The Company hereby promises to pay to the Cash Management Agent the principal of each Swingline Loan, and each Swingline Loan shall mature, on the Revolving Credit Commitment Termination Date.

          3.02 INTEREST. The Company hereby promises to pay to the Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) PLUS the Applicable Margin;

          (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the

     Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.

Notwithstanding the foregoing, during the continuance of any Event of Default, the Company hereby promises to pay to the Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, on any Reimbursement Obligation held by such Lender and on any other amount payable by the Company hereunder or under the Notes held by such Lender to or for account of such Lender. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, monthly on the Monthly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of the other Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.

          Section 4.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

          4.01  PAYMENTS.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company under this Agreement and the Notes and the Fee Letter, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Cash Management Agent at an account maintained at Provident designated by the Cash Management Agent, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Company with such Lender (with notice to the Company and the Agent). The Cash Management Agent may (but shall not be obligated to) debit the amount of any payment to be made by the Company hereunder or under any other Basic Document to the Zero Balance Account (with notice to the Company).

          (c) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section
4.02 hereof, may determine to be appropriate). In no event shall an Event of Default be designated to have occurred as a result of, nor shall the Company be liable for any costs resulting from, the failure of the Agent to apply any payment in the manner specified by the Company.

          (d) Except to the extent otherwise provided in the last sentence of Section 2.03(e) hereof, each payment received by the Agent or the Cash Management Agent under this Agreement or any Note for account of any Lender shall be paid by the Agent or the Cash Management Agent (as the case may be) promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 hereof shall be made from the Lenders, each payment of commitment fee under Section 2.05 hereof in respect of the Revolving Credit Commitments shall be made for account of the Lenders, and each termination or reduction of the amount of the Revolving Credit Commitments under Section
2.04 hereof shall be applied to the respective Commitments of such Class of the Lenders, pro rata according to the amounts of their respective Commitments of such Class; (b) the making, Conversion and Continuation of Revolving Credit Loans and Term Loans of a particular Type (other than Conversions provided for by Section 5.04 hereof) shall be made pro rata among the Lenders according to the amounts of their respective Revolving Credit and Term Loan Commitments (in the case of making of Loans) or their respective Revolving Credit and Term Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Loan of such

Type shall be coterminous; (c) each payment or prepayment of principal of Revolving Credit Loans or Term Loans by the Company shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (d) each payment of interest on Revolving Credit Loans and Term Loans by the Company shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

          4.03 COMPUTATIONS. Except as otherwise provided herein, interest on Loans, letter of credit fees and commitment fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

          4.04 MINIMUM AMOUNTS. Except for mandatory prepayments made pursuant to Section 2.10 hereof and Conversions or prepayments made pursuant to Section 5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $100,000 or a larger multiple of $50,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period).

          4.05 CERTAIN NOTICES. Notices by the Company to the Agent of terminations or reductions of the Revolving Credit Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 12 noon New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                    NUMBER OF
                                                     BUSINESS
                     NOTICE                         DAYS PRIOR
                     ------                         ----------
               Termination or reduction
               of Commitments                            3

               Borrowing or prepayment of,
               or Conversions into,
               Base Rate Loans                       same day

               Borrowing or prepayment of,
               Conversions into, Continuations
               as, or duration of Interest
               Period for, Eurodollar Loans              3



Each such notice of termination or reduction shall specify the amount of the Revolving Credit Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this
Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          4.06 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Lender or the Company (the "PAYOR") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "ADVANCE DATE") such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, PROVIDED that if neither the recipient(s) nor the Payor shall return the Required Payment to the Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

          (i) if the Required Payment shall represent a payment to be made by the Company to the Lenders, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Agent, without limiting the obligation of the Company under Section 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment) and

          (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case the Company shall return the Required Payment to the Agent, without limiting any claim the Company may have against the Payor in respect of the Required Payment).

          4.07  SHARING OF PAYMENTS. ETC.

          (a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Obligor), in which case it shall promptly notify such Obligor and the Agent thereof, PROVIDED that such Lender's failure to give such notice shall not affect the validity thereof.

     (b) If any Lender shall obtain from any Obligor payment of any principal of or interest on any Loan or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Basic Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

     (c) The Company agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

     (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

     Section 5.  YIELD PROTECTION. ETC.

     5.01  ADDITIONAL COSTS.

     (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change that:

          (i)  shall subject any Lender (or its Applicable Lending
     Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

          (ii) imposes or modifies any reserve, special deposit or similar requirements (other than, in the case of any Lender for any period as to which the Company is required to pay any amount under paragraph (e) below, the reserves against "Eurocurrency Liabilities" under Regulation D therein referred to) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in Section
     1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or

          (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitments.

If any Lender requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender thereafter to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable),

PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

     (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Company (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert Loans of any other Type into, Loans of such Type hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

     (c)  Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company or foreign bank of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company or foreign bank), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix
A) and the Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix A)), of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company or foreign bank) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company or foreign bank) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this
Section 5.01(c) and Section 5.06 hereof, "BASLE ACCORD" shall mean the risk-based capital framework described by the Base Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

     (d) Each Lender shall notify the Company of any event occurring after the date of this Agreement entitling such Lender to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; PROVIDED that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this
Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, PROVIDED that such determinations and allocations are made on a reasonable basis.

     (e) Without limiting the effect of the foregoing, the Company shall pay to each Lender on the last day of each Interest Period so long as such Lender is maintaining reserves against "Eurocurrency liabilities" under Regulation D (or, unless the provisions of paragraph (b) above are applicable, so long as such Lender is, by reason of any Regulatory Change, maintaining reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any Eurodollar Loans) an additional amount (determined by such Lender and notified to the Company through the Agent) equal to the product of the following for each Eurodollar Loan for each day during such Interest
Period:

               (i) the principal amount of such Eurodollar Loan outstanding on such day; and

               (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Loan for such Interest Period as provided in this Agreement (less the Applicable Margin) and the denominator of which is one MINUS the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Lender on such day MINUS (y) such numerator; and

               (iii)  1/360.

     5.02 LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

          (a) the Agent determines, which determination shall be conclusive, that the quotations of interest rates referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (b) if the Majority Lenders determine which determination shall be conclusive, and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section
     1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining such Type of Loans for such Interest Period;

then the Agent shall give the Company and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, to Continue Loans of such Type or to Convert Loans of any other Type into Loans of such Type, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of such Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with Section 2.09 hereof.

     5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any

Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Company thereof (with a copy to the Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

     5.04 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof (Loans of such Type being herein called "AFFECTED LOANS"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Lender may specify to the Company with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Company with a copy to the Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

     5.05 COMPENSATION. The Company shall pay to the Agent for account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

          (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

     5.06 ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT. Without limiting the obligations of the Company under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any

Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Agent), the Company shall pay immediately to the Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Company shall be conclusive in the absence of manifest error as to the amount thereof.

     5.07  TAXES.

          (a) All payments on account of the principal of and interest on the Loans, the Letters of Credit, Reimbursement Obligations, fees and other amounts payable hereunder by the Obligors to or for the account of the Agent or any Lender, including, without limitation, amounts payable under Section 5.07(b) hereof, shall be made free and clear of and without reduction or liability for Foreign Taxes and Covered Taxes. Each Obligor will pay all Foreign Taxes and Covered Taxes for their own respective accounts, prior to the date on which penalties attach thereto, except for any Foreign Taxes (other than Foreign Taxes imposed on or in respect of any amount payable hereunder, under the Notes or under any other Basic Document) the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained, so long as no claim for such Foreign Taxes is made on the Agent or any Lender.

          (b) Each Obligor shall indemnify the Agent and each Lender against, and reimburse the Agent and each Lender on demand for, any Foreign Taxes and any Covered Taxes and any loss, liability, claim or expense, including interest, penalties and legal fees, which the Agent or such Lender (as the case may be) may incur at any time arising out of or in connection with any failure of such Obligor to make any payment of Foreign Taxes or Covered Taxes when due.

          (c) In the event that any Obligor is required by applicable law, decree or regulation to deduct or withhold Foreign Taxes or Covered Taxes from any amounts payable on, under or in respect of this Agreement or the Loans, Letters of Credit or Reimbursement Obligations, such Obligor shall promptly pay the Person entitled to such amount such additional amounts as may be required, after the deduction or withholding of Foreign Taxes or Covered Taxes, to enable such Person to received from such

Obligor, on the due date thereof, an amount equal to the full amount stated to be payable to such Person under this Agreement.

          (d) Each Obligor shall furnish to the Agent, upon the request of any Lender (through the Agent), together with certified copies for distribution to each Lender requesting the same (identifying the Lenders which have so requested), original official tax receipts in respect of each payment of Foreign Taxes and Covered Taxes required under this Section 5.07, within 30 days after the date such payment is made, and each Obligor shall promptly furnish to the Agent at its request or at the request of any Lender (through the Agent) any other information, documents and receipts that the Agent or such Lender may reasonably require to establish to its satisfaction that full and timely payment has been made of all Foreign Taxes and Covered Taxes required to be paid under this Section 5.07.

     Section 6.  GUARANTEE.

     6.01 THE GUARANTEE. Subject to the limitation set forth in Section 6.10 hereof, the Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, the Company and all other amounts from time to time owing to the Lenders or the Agent by the Company under this Agreement and under the Notes and by any Obligor under any of the other Basic Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     6.02  OBLIGATIONS UNCONDITIONAL.  Subject to the limitation set forth in
Section 6.10 hereof, the obligations of the Subsidiary Guarantors under
Section 6.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 6.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (iv) any lien or security interest granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

     6.03 REINSTATEMENT. The obligations of the Subsidiary Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     6.04 SUBROGATION. Each Subsidiary Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise by-reason of any payment by it pursuant to the provisions of this Section 6 and each Subsidiary Guarantor further agrees with the Company for the benefit of each of its creditors (including, without limitation, each Lender and the Agent) that any such payment by it shall constitute a contribution of capital by such Subsidiary Guarantor to the Company (or an investment in the equity capital of the Company by such Subsidiary Guarantor).

     6.05 REMEDIES. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Company under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of
Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said Section 6.01.

     6.06 INSTRUMENT FOR THE PAYMENT OF MONEY. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

     6.07 CONTINUING GUARANTEE. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

     6.08 RIGHTS OF CONTRIBUTION. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 6.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 6 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

     For purposes of this Section 6.08, (i) "EXCESS FUNDING GUARANTOR" shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "EXCESS PAYMENT" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "PRO RATA SHARE" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all Properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of the Company and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and the Subsidiary Guarantors hereunder) of the Company and all of the Subsidiary Guarantors, all as of the Original Closing Date. If any Subsidiary becomes a Subsidiary Guarantor hereunder subsequent to the Original Closing Date, then for purposes of this Section 6.08 such subsequent Subsidiary Guarantor shall be deemed to have been a Subsidiary Guarantor as of the Original Closing Date and the aggregate present fair saleable value of the Properties, and the amount of the debts and liabilities, of such Subsidiary Guarantor as of the Original Closing Date shall be deemed to be equal to such value and amount on the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

     6.09 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 6.01 hereof would otherwise, taking into account the provisions of
Section 6.08 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

     6.10 LIMITATION ON KERNER'S LIABILITY. It is understood and agreed that the sole recourse of the Agent and the Lenders in respect of the obligations of Tri-Star Technologies under this Section 6 shall be to the assets of Tri-Star Technologies and that nothing contained herein shall create any obligation of or right to look to Alexander Kerner or his assets individually for the satisfaction of such obligations.

     6.11 LIMITATION ON GUTERMANN'S LIABILITY. It is understood and agreed that the sole recourse of the Agent and the Lenders in respect of the obligations of Unidec under this Section 6 shall be to the assets of Unidec and that nothing contained herein shall create any obligation of or right to look to Silvia Gutermann or her assets individually for the satisfaction of such obligations.

     Section 7.  CONDITIONS PRECEDENT.

     7.01 EFFECTIVENESS OF AMENDMENT AND RESTATEMENT. The effectiveness of the amendment and restatement of the Original Credit Agreement provided for by this Agreement is subject to the conditions precedent that the Agent shall have received the following documents, each of which shall be satisfactory to the Agent (and to the extent specified below, to each Lender) in form and substance:

          (a) CORPORATE DOCUMENTS. Certified copies of the charter and by-laws (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency of officers) with respect to the execution, delivery and performance of such of the Basic Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

          (b) OFFICER'S CERTIFICATE. A certificate of a senior officer of the Company, dated the Closing Date, to the effect set forth in the first sentence of Section 7.02 hereof.

          (c) BORROWING BASE CERTIFICATE. A Borrowing Base Certificate as of June 30, 1996.

          (d) OPINION OF COUNSEL TO THE OBLIGORS. An opinion, dated the Closing Date, of Spolin & Silverman, counsel to the Obligors, substantially in the form of Exhibit E hereto and covering such other matters as the Agent or any Lender may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Agent).

          (e) OPINION OF SWISS COUNSEL TO THE OBLIGORS. An opinion, dated the Closing Date, of Bolla Bonzanigo & Associates, special Swiss counsel to the Obligors, substantially in the form of Exhibit F hereto and covering such other matters as the Agent or any Lender may reasonably request
     (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Agent).

          (f) OPINION OF U.K. COUNSEL TO THE OBLIGORS. An opinion, dated the Closing Date, of Trethowans Solicitors, special U.K. counsel to the Obligors, substantially in the form of Exhibit G hereto and covering such matters as the Agent or any Lender may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Agent).

          (g)  NOTES.  The Notes, duly completed and executed.

          (h)  AMENDED SECURITY AGREEMENT.  The Security Agreement
     Amendment, duly executed by the Obligors and the Agent, together with appropriate Uniform Commercial Code Financing Statements with respect to the ADS Subsidiary.

          (i) INSURANCE. In addition, the Company shall have delivered a certificate of the chief financial officer of the Company (a) setting forth the insurance obtained by it in accordance with the requirements of Section 9.04 and stating that such insurance is in full force and effect and (b) stating that such insurance, insofar as it relates to the ADS Subsidiary, provides coverage at least as extensive as that described in the "Risk Management Audit for Aerospace Display Systems," dated July 29, 1996, prepared by The James B. Oswald Company.

          (j) ENVIRONMENTAL SURVEY AND QUESTIONNAIRE. An environmental survey and assessment prepared by a firm of licensed engineers (familiar with the identification of toxic and hazardous substances) in form and substance satisfactory to the Agent, such environmental survey and assessment to be based upon physical on-site inspections by such firm of each of the existing sites and facilities of ADS, as well as an historical review of the uses of such sites and facilities and of the business and operations of ADS (including any former sub-divisions of ADS that have been disposed of prior to the date of such survey and assessment and with respect to which ADS may have retained liability for Environmental Claims).

          (k) FINANCIAL PROJECTIONS. Projections satisfactory to the Lenders from the chief financial officer of the Company (in form satisfactory to the Agent) reflecting, on a consolidated and consolidating basis, the forecasted financial condition, income and expenses of the Obligors, for the fiscal year ending on December 31, 1996, through and including the fiscal year ending on December 31, 2000 (which projections shall be detailed on a monthly basis through the fiscal year ending on December 31, 1996 and thereafter on an annual basis), after giving effect to the transactions contemplated hereby and the transactions contemplated under the Senior Subordinated Debt Obligations.

          (l) ADVERSE LITIGATION OR PROCEEDING. Certificates of each Obligor, signed on behalf of each Obligor by a senior officer thereof, to the effect that (and each Lender shall be satisfied in its good faith judgment that) no litigation or proceeding shall exist (or, to such officer's knowledge be threatened) (i) with respect to the transactions contemplated hereby or the transactions contemplated under the ADS Purchase Agreement or (ii) with respect to such Obligor that could have a Material Adverse Effect.

          (m)  ADS PURCHASE.  A certified copy of the ADS Purchase
     Agreement (which shall be in form and substance satisfactory to the Lenders), as executed by the parties thereto, and evidence that all of the conditions to the ADS Purchase Agreement (any such conditions requiring the satisfaction of any person or entity other than the Agent or the Lenders to be deemed for this purpose to require the satisfaction of the Agent) have been met or waived with the concurrence of the Lenders.

         (n) LICENSES, PERMITS AND GOVERNMENTAL APPROVALS. Evidence that all necessary licenses, permits and governmental and third-party approvals in connection with the ADS Purchase have been obtained and remain in full force and effect.

         (o)  DEBT AND EQUITY ISSUANCE AND PROCEEDS.  Each of the following:

              (i) Evidence that the Company shall have received at least $3,000,000 in gross cash proceeds from the issuance of its Series E Preferred Stock;

              (ii) Certified copies of the Series E Preferred Stock Documentation (which shall be in form and substance satisfactory to the Lenders);

              (iii) Evidence that the Company shall have received at least $3,000,000 in gross cash proceeds from the issuance of its Convertible Subordinated Notes;

              (iv) Certified copies of the Convertible Subordinated Note Documentation (which shall be in form and substance satisfactory to the Lenders).

         (p) ALLARD NON-COMPETE. Certified copies of the Allard Non-Compete Documentation (which shall be in form and substance satisfactory to the Lenders).

         (q) BORROWING NOTICE. A notice of borrowing from the Company for an amount of $6,000,000 to be used by the Company in connection with the ADS Purchase.

         (r) OTHER DOCUMENTS. Such other documents as the Agent or any Lender or special New York counsel to ING may reasonably request.

The effectiveness of this Agreement is also subject to the payment or delivery by the Company of such fees and other consideration as the Company shall have agreed to pay or deliver to any Lender or an affiliate thereof or the Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Mayer, Brown & Platt, special New York counsel to ING in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Basic Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

           7.02 INITIAL AND SUBSEQUENT EXTENSIONS OF CREDIT. The obligation of any Lender to make any Loan (including such Lender's initial Loan) or otherwise extend any credit to the Company upon the occasion of each borrowing or other extension of credit hereunder is subject to the further conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof:
(a) no Default shall have occurred and be continuing; (b) the representations and warranties made by the Company in Section 8 hereof, and by each Obligor in each of the other Basic Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); (c) the aggregate principal amount of the Revolving Credit Loans together with the aggregate amount of all Letter of Credit Liabilities shall not exceed the Borrowing Base reflected on the most recent Borrowing Base Certificate delivered pursuant to Section 9.01(c) hereof; and (d) no event has occurred that could have a Material Adverse Effect and no event has occurred and is continuing that could be reasonably expected to have a material adverse effect on the markets or industries in which the Obligors operate. Each notice of borrowing or request for the issuance of a Letter of Credit by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Company otherwise notifies the Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

           Section 8. REPRESENTATIONS AND WARRANTIES. Each Obligor represents and warrants to the Agent and the Lenders that:

           8.01 CORPORATE EXISTENCE. Each Obligor: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and
(c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

           8.02 FINANCIAL CONDITION. The Company has heretofore furnished to each of the Lenders consolidated and consolidating balance sheets of the Company and its Subsidiaries as at December 31, 1993 and the related consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of Price Waterhouse L.L.P., and the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at August 31, 1994 and the related consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its Subsidiaries for the eight-month period ended on such date. All such financial statements are complete and correct and fairly present the consolidated financial condition of the Company and its Subsidiaries, and (in the case of said consolidating financial statements) the respective unconsolidated financial condition of the Company and its Subsidiaries, as at said dates and the consolidated and unconsolidated results of their operations for the fiscal year and eight-month period ended on said dates (subject, in the case of such financial statements as at August 31, 1993, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. Neither the Company nor any of its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since December 31, 1993, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Subsidiaries from that set forth in said financial statements as at said date.

           8.03 LITIGATION. Schedule I hereto sets forth a complete and correct list, as of the date of this Agreement, of all legal, arbitral, government and regulatory proceedings, as well as pending (to the knowledge of the Company) or threatened (to the knowledge of the Company) proceedings against each of the Obligors. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, pending or (to the knowledge of the Company) threatened against any of the Obligors that, if adversely determined could (either individually or in the aggregate) have a Material Adverse Effect.

           8.04 NO BREACH. None of the execution and delivery of this Agreement and the Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which any Obligor is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the Obligors pursuant to the terms of any such agreement or instrument.

           8.05 ACTION. Each Obligor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Basic Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

           8.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of the Basic Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

           8.07 USE OF CREDIT. No Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

           8.08 ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Lenders under Section 9.01(g) hereof.

           8.09 TAXES. Except for Tri-Star Technologies, Unidec and Hollingsead International Limited, the Obligors are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. There is a tax sharing agreement currently in effect (a true and correct copy of which has heretofore been furnished to the Agent) providing for the manner in which tax payments owing by the members of such affiliated group (whether in respect of Federal or state income or other taxes) are allocated among the members of the group. The Obligors have filed (either directly, or indirectly through the Company) all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid (either directly, or indirectly through the Company) all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any other Obligor. The charges, accruals and reserves on the books of the Obligors in respect of taxes and other governmental charges are, in the opinion of the Obligors, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions.

           8.10 INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

           8.11 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

           8.12  MATERIAL AGREEMENTS AND LIENS.

           (a) Part A of Schedule II hereto is a complete and correct list, as of the date of this Agreement, of each material credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, any Obligor, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule II.

           (b) Part B of Schedule II hereto is a complete and correct list, as of the date of this Agreement, of each Lien securing Indebtedness of any Person and covering any Property of any Obligor, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said
Schedule II.

           8.13 ENVIRONMENTAL MATTERS. Each Obligor has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each Obligor is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

           In addition, except as set forth in Schedule III hereto:

           (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by any Obligor to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Company or any of its Subsidiaries.

           (b) None of the Obligors owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and

                (i) no polychlorinated biphenyls (PCB's) is or has been present at any site or facility now or previously owned, operated or leased by any Obligor;

               (ii) no asbestos or asbestos-containing materials is or has been present at any site or facility now or previously owned, operated or leased by any Obligor;

              (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by any Obligor;

               (iv) no Hazardous Materials have been Released at, on or under any site or facility now or previously owned, operated or leased by any Obligor in a reportable quantity established by statute, ordinance, rule, regulation or order; and

                (v) no Hazardous Materials have been otherwise Released at, on or under any site or facility now or previously owned, operated or leased by any Obligor,

     in each case, that would (either individually or in the aggregate) have a Material Adverse Effect.

           (c) None of the Obligors has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. Section 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against any Obligor.

           (d) No Hazardous Material generated by any Obligor has been recycled, treated, stored, disposed of or Released by any Obligor at any location other than those listed in Schedule III hereto.

           (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of any Obligor and no site or facility now or previously owned, operated or leased by any Obligor is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

           (f) No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by any Obligor, and no government action has been taken or is in process that could subject any such site or facility to such Liens and none of the Obligors would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

           (g) All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of any Obligor in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by any Obligor and that could result in a Material Adverse Effect have been made available to the Lenders.

           8.14 CAPITALIZATION. The authorized capital stock of the Company, and the ownership thereof, as of the date hereof, is correctly described on Schedule V hereto. As of the date hereof, (x) except for the warrants and options described on said Schedule V, there are no outstanding Equity Rights with respect to the Company and (y) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor are there any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

           8.15  SUBSIDIARIES, ETC.

           (a) Set forth in Part A of Schedule IV hereto is a complete and correct list, as of the date hereof, of all of the Subsidiaries of the Company, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of
Schedule IV hereto, (x) each of the Company and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule IV hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

           (b) Set forth in Part B of Schedule IV hereto is a complete and correct list, as of the date of this Agreement, of all Investments (other than Investments disclosed in Part A of said Schedule IV hereto) held by the Company or any of its Subsidiaries in any Person and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule IV hereto, each of the Company and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

           8.16 TITLE TO ASSETS. Each Obligor owns and has on the date hereof, and will own and have on the Closing Date, good and marketable title (subject only to Liens permitted by Section 9.06 hereof) to the Properties shown to be owned in the most recent financial statements referred to in
Section 8.02 hereof (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 9.05 hereof). Each Obligor owns and has on the date hereof, and will own and have on the Closing Date, good and marketable title to, and enjoys on the date hereof, and will enjoy on the Closing Date, peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section
9.06 hereof) that are necessary for the operation and conduct of its businesses.

           8.17 TRUE AND COMPLETE DISCLOSURE. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by any Obligor to the Agent and the Lenders in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

           8.18  LEGAL FORM.  This Agreement and each other Basic
Document is in proper legal form under the laws of the United
Kingdom and Switzerland, as the case may be, for the enforcement against any Obligor subject to the jurisdiction of such law, and if this Agreement and each other Basic Document were stated to be governed by such law, they would constitute legal, valid and binding obligations of such Obligor under such law, enforceable in accordance with their respective terms. All formalities required in the United Kingdom and Switzerland, as the case may be, for the validity and enforceability of this Agreement and each other Basic Document (including, without limitation, any necessary registration, recording or filing with any court or other authority in the United Kingdom and Switzerland) have been accomplished (except that any amendment to the Security Agreement must be registered under the U.K. Companies Act 1985 within 21 days after the Closing Date), and no Foreign Taxes are required to be paid and no notarization is required, for the validity and enforceability thereof.

           Section 9. COVENANTS OF THE COMPANY. The relevant Obligor (as specified below) covenants and agrees with the Lenders and the Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Company hereunder:

           9.01 FINANCIAL STATEMENTS, ETC. The Company shall deliver to each of the Lenders:

           (a) within 30 days prior to the end of each fiscal year, but no earlier than 60 days prior to the end of such fiscal year, a budget (on a monthly basis) for the Company and its Subsidiaries for the following fiscal year, substantially in the form of Exhibit H-1 hereto (including consolidating and consolidated statements of income, cash flow and balance sheets prepared in accordance with GAAP); and promptly after any material revision to any such budget, such budget as so revised;

           (b) as soon as available and in any event within 30 days after the end of each month, consolidated and consolidating statements of income and cash flow of the Company and its Subsidiaries for such period and for the fiscal year to date, setting forth in comparative form the corresponding consolidated and consolidating figures provided in the budget required under Section 9.01(a) hereof for such period, and the related consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such period, in each case substantially in the form of Exhibit H-2 hereto, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries, and said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

           (c) as soon as available and in any event within 150 days after the fiscal year ending on December 31, 1994 and within 90 days after the end of each fiscal year of the Company thereafter, consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheet of the Company, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not have any Impermissible Qualification and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default, and (ii) in the case of said consolidating statements and balance sheets, by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

           (d) as soon as available and in any event within 30 days after the end of each Quarterly Date, analyses of the chief financial officer of the Company as to (x) the financial condition of the Company and its Subsidiaries, on a consolidated and consolidating basis, as of such Quarterly Date, and (y) sales to the Obligors' ten largest customers for the month ending on such Quarterly Date and for the period from the beginning of the fiscal year (of which such Quarterly Date is a part) to such Quarterly Date, in each case, as compared the Obligors' sales to such customers for the corresponding time period in the immediately preceding fiscal year (for Quarterly Dates after December 31, 1995) and as compared to the projects set forth in the budget required under Section 9.01(a) hereof.

           (e) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

           (f) promptly upon the mailing thereof to the shareholders of the Company generally or to any holder of Senior Subordinated Debt or any holder of any other Indebtedness of any Obligor, copies of all financial statements, annual reports and proxy statements so mailed; and, promptly upon the receipt thereof, a copy of each other report submitted to any Obligor by independent accountants in connection with any annual, interim or special audit of the books of any Obligor made by such accountants, or any management letters or similar document submitted to any Obligor by such accountants;

           (g) as soon as possible, and in any event within ten days after any Obligor knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of any Obligor setting forth details respecting such event or condition and the action, if any, that any Obligor or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by any Obligor or an ERISA Affiliate with respect to such event or condition):

                (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of
           Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (PROVIDED that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
           Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the
           Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

               (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by any Obligor or an ERISA Affiliate to terminate any Plan;

              (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

               (iv) the complete or partial withdrawal from a Multiemployer Plan by any Obligor or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by any Obligor or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against any Obligor or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

               (vi)  the adoption of an amendment to any Plan that, pursuant to
           Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if any Obligor or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

           (h) as soon as available and in any event within fifteen Business Days after the end of each monthly accounting period (ending on the last day of each calendar month), a Borrowing Base Certificate as at the last day of such accounting period; PROVIDED, HOWEVER, that (x) for any monthly accounting period ending prior to June 30, 1995, a Borrowing Base Certificate shall be delivered as soon as available and in any event within twenty Business Days after the end of such monthly accounting period and
     (y) the Company may furnish Borrowing Base Certificates with more frequency than required by this Section 9.01(h);

           (i) periodically (but in any event no less frequently than once a year) at the request of the Agent or the

     Majority Lenders, a report of the Collateral Auditor (at the expense of the Company (as provided below)) with respect to the Receivables and Inventory components included in the Borrowing Base as at the end of any monthly accounting period which report shall indicate that, based upon a review by such auditors of the Receivables (including, without limitation, verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Obligors) and Inventory (including, without limitation, verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate delivered by the Company as at the end of such accounting period is accurate and complete in all material respects;

           (j) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto;

           (k) from time to time such other information regarding the financial condition, operations, business or prospects of any Obligor (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Agent may reasonably request; and

           (1) within 45 Business Days after the end of each fiscal quarter, a certificate of a senior financial officer of the Company substantially in the form of Exhibit H-3 hereto (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Section 9.10, 9.11, 9.12, 9.13, 9.14, 9.15, 9.16 and 9.17 hereof as of the end of the respective monthly period or fiscal year.

     The Company shall pay to the Collateral Auditor monthly in advance a monthly fee of $1,500, and shall promptly reimburse the Collateral Auditor for out-of-pocket expenses (including, without limitation, reasonable travel expenses (including airfare at coach rates)) incurred in connection with the collateral audits performed pursuant to paragraph (i) of this Section 9.01.

           9.02 LITIGATION. The Company will promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting any Obligor, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to each Lender notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, any Obligor and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect.

           9.03  EXISTENCE, ETC.   Each Obligor will:

           (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (PROVIDED that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.05 hereof);

           (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

           (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP;

           (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

           (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

          (f) upon reasonable notice to the Company, permit representatives of any Lender or the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent requested by such Lender or the Agent (as the case may be).

          9.04 INSURANCE. Each Obligor will maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations. The Obligors will in any event maintain:

          (1) CASUALTY INSURANCE -- insurance against loss or damage covering all of the tangible real and personal Property and improvements of the Obligors by reason of any Peril (as defined below), other than earthquakes and floods, in such amounts (subject to such deductibles as shall be satisfactory to the Majority Lenders) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy but in any event in an amount (i) in the case of fixed assets and equipment (including, without limitation, vehicles), at least equal to 100% of the actual replacement cost of such assets (including, without limitation, foundation, footings and excavation costs), subject to deductibles as aforesaid and (ii) in the case of inventory, not less than the fair market value thereof, subject to deductibles as aforesaid.

          (2) AUTOMOBILE LIABILITY INSURANCE FOR BODILY INJURY AND PROPERTY DAMAGE -- insurance against liability for bodily injury and property damage in respect of all vehicles (whether owned, hired or rented any Obligor) at any time located at, or used in connection with, its Properties or operations in such amounts as are then customary for vehicles used in connection with similar Properties and businesses, but in any event to the extent required by applicable law.

          (3) COMPREHENSIVE GENERAL LIABILITY INSURANCE -- insurance against claims for bodily injury, death or Property damage occurring on, in or about the Properties (and adjoining streets, sidewalks and waterways) of any Obligor, in such amounts as are then customary for Property similar in use in the jurisdictions where such Properties are located.

          (4) WORKERS' COMPENSATION INSURANCE -- workers' compensation insurance (including, without limitation, Employers' Liability Insurance) to the extent required by applicable law.

          (5) PRODUCT LIABILITY INSURANCE -- insurance against claims for bodily injury, death or Property damage resulting from the use of products sold by any Obligor in such amounts as are then customarily maintained by responsible persons engaged in businesses similar to that of the Company and such Obligor.

          (6) BUSINESS INTERRUPTION INSURANCE -- insurance against loss of operating income (up to an aggregate amount equal to the greater of (x) $15,000,000 and (y) for the period commencing after January 1, 1995, the sum of the following for the fiscal year of the Company most recently ended: "the aggregate sales of the Obligors, LESS the aggregate cost of sales of the Obligors, PLUS the aggregate payroll expense of the Obligors) by reason of any Peril (other than earthquakes and floods).

          (7) EARTHQUAKE INSURANCE -- insurance against loss in respect of any earthquake or any flood in an aggregate amount equal to $10,000,000 for the period commencing after March 31, 1995.

          (8) KEY MAN INSURANCE -- insurance in the amount of $2,000,000 in respect of the life of Mr. R. Jack DeCrane.

          (9) OTHER INSURANCE -- such other insurance, including, without limitation, War-Risk Insurance when and to the extent obtainable from the United States Government, in each case as generally carried by owners of similar Properties in the jurisdictions where such Properties are located, in such amounts and against such risks as are then customary for Property similar in use.

Such insurance shall be written by financially responsible companies selected by the Obligors and having an A. M. Best rating of "A-" or better and being in a financial size category of VII or larger, or by other companies acceptable to the Majority Lenders, and (other than workers' compensation) shall name the Agent as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional named insured as its interests may appear (to the extent covering any other risk). Each policy referred to in this Section 9.04 shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' notice to the Agent and shall also provide that the interests of the Agent and the Lenders shall not be invalidated by any act or negligence of any Obligor or any Person having an interest in any Property covered by such policy nor by occupancy or use of any such Property for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such Property. The Company will advise the Agent promptly of any policy cancellation, reduction or amendment.

          Within 15 days after the Original Closing Date the Company will deliver to the Agent certificates of insurance satisfactory to the Agent evidencing the existence of all insurance required to be maintained by the Obligors hereunder setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage and showing that such insurance will remain in effect through the December 31 falling at least six months after the date hereof, subject only to the payment of premiums as they become due (and attaching original copies of any policies with respect to casualty insurance). Thereafter, on each November 15 in each year (commencing with the first November 15 after the date hereof), the Obligors will deliver to the Agent certificates of insurance evidencing that all insurance required to be maintained by the Company hereunder will be in effect through the December 31 of the calendar year following the calendar year of the current November 15, subject only to the payment of premiums as they become due. In addition, the Company will not modify any of the provisions of any policy with respect to casualty insurance without delivering the original copy of the endorsement reflecting such modification to the Agent accompanied by a written report of The James B. Oswald Company, or any other firm of independent insurance brokers of nationally recognized standing, stating that, in their opinion, such policy (as so modified) adequately protects the interests of the Lenders and the Agent, is in compliance with the provisions of this Section 9.04, and is comparable in all respects with insurance carried by responsible owners and operators of Properties similar to those owned or leased by the Obligors. None of the Obligors will obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 9.04 unless the Agent is the named insured thereunder, with loss payable as provided herein. Any Obligor will immediately notify the Agent whenever any such separate insurance is obtained and shall deliver to the Agent the certificates evidencing the same.

          Without limiting the obligations of any Obligor under the foregoing provisions of this Section 9.04, in the event the Company shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 9.04, then the Agent may, but shall have no obligation so to do, procure insurance covering the interests of the Lenders and the Agent in such amounts and against such risks as the Agent (or the

Majority Lenders) shall deem appropriate, and the Company shall reimburse the Agent in respect of any premiums paid by the Agent in respect thereof.

          For purposes hereof, the term "PERIL" shall mean, collectively, fire, lightning, flood, windstorm, hail, earthquake, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the Properties of the Company and its Subsidiaries are located.

          9.05 PROHIBITION OF FUNDAMENTAL CHANGES. No Obligor will enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that each of the Obligors may reincorporate in the State of Delaware. No Obligor will, without the prior consent of the Agent (with the approval of the Majority Lenders), acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property to be sold or used in the ordinary course of business, Investments permitted under Section 9.08 hereof, and Capital Expenditures permitted under Section 9.15 hereof. No Obligor will convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business so long as the aggregate amount thereof sold in any single fiscal year by Obligors shall not have a fair market value in excess of $200,000 and
(ii) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms).

          9.06 LIMITATION ON LIENS. No Obligor will, or will permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property (excluding any Property owned by a customer but in the possession of the Obligor or its Subsidiary), whether now owned or hereafter acquired, except:

          (a)  Liens created pursuant to the Security Documents;

          (b)  Liens in existence on the date hereof and listed in Part B of
     Schedule II hereto (excluding, however, following the making of the initial Loans hereunder, Liens securing Indebtedness to be repaid with the proceeds of such Loans, as indicated on said Schedule II, but including any continuation of any existing Liens on Property of Unidec securing any refinancing of the Indebtedness of Unidec identified in Part A of Schedule II hereto);

          (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

          (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 10(h) hereof;

          (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of any Obligor; and

          (h) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by any Obligor, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; PROVIDED that (i) no such Lien shall extend to or cover any Property of any Obligor, other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a senior financial officer of the relevant Obligor) of such Property at the time it was acquired (by purchase, construction or otherwise).

          9.07 INDEBTEDNESS. No Obligor will create, incur or suffer to exist any Indebtedness except:

          (a)  Indebtedness to the Lenders hereunder;

          (b) Indebtedness outstanding on the date hereof and listed in Part A of Schedule II hereto (excluding, however, following the making of the initial Loans hereunder, the Indebtedness to be repaid with the proceeds of such Loans, as indicated on said Schedule II, but including any refinancing of the Indebtedness of Unidec listed in such Part so long as the principal amount thereof is not increased);

          (c)  the Senior Subordinated Debt;

          (d)  Indebtedness arising under the Convertible Subordinated Notes;

          (e)  Indebtedness arising under the Allard Non-Compete Documentation;

          (f) Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company; and

          (g) Indebtedness, in an aggregate amount not to exceed $600,000, consisting of obligations to Gamberg under the Restrictive Covenant Agreement referred to in the Cory Purchase Agreement;

          (h) additional Indebtedness of the Company and its Subsidiaries up to but not exceeding $1,000,000 at any one time outstanding.

          9.08 INVESTMENTS. No Obligor will make or permit to remain outstanding any Investments except:

          (a) Investments outstanding on the date hereof and identified in Part B of Schedule IV hereto;

          (b) operating deposit accounts with the Cash Management Agent and other banks;

          (c)  Permitted Investments;

          (d) Investments by the Company and its Subsidiaries in capital stock of Subsidiaries of the Company to the extent outstanding on the date of the financial statements of the Company and its Subsidiaries referred to in Section 8.02 hereof and advances by the Company and its Subsidiaries to Subsidiaries of the Company in the ordinary course of business, PROVIDED that the aggregate amount of advances to be made to Tri-Star Technologies at any one time outstanding shall not exceed $250,000; and

          (e) Interest Rate Protection Agreements and Commodity Price Protection Agreements entered into by the Company pursuant to Section
     9.18 hereof.

          9.09 DIVIDEND PAYMENTS. No Obligor will declare or make any Dividend Payment at any time. Cory will not declare or make any dividend payment in respect of its capital stock unless such dividend payment is made ratably to Cory's shareholders. Tri-Star Technologies will not make any distribution to its partners unless such distribution is made in accordance with its partnership agreement.

          9.10 LEVERAGE RATIO. The Obligors will not permit the Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:

          Period                                 Ratio
          ------                                 -----

     From September 30, 1996
       through December 30, 1996               6.65 to 1

     From December 31, 1996
       through June 29, 1997                   5.90 to 1

     From June 30, 1997
       through December 30, 1997               3.60 to 1

     From December 31, 1997
       through June 29, 1998                   2.90 to 1

     From June 30, 1998
       through December 30, 1998               2.75 to 1

     From December 31, 1998 and at
       all times thereafter                    2.25 to l.

          9.11 EBITDA RATIO. The Obligors will not permit the EBITDA Ratio to exceed the following respective amounts at any time during the following respective periods:

          Period                                 Ratio
          ------                                 -----

     From September 30, 1996
       through December 30, 1996               6.70 to 1

     From December 31, 1996
       through June 29, 1997                   4.90 to 1

     From June 30, 1997
       through December 30, 1997               2.75 to 1

     From December 31, 1997
       through June 29, 1998                   2.25 to 1

     From June 30, 1998 and
       at all times thereafter                 1.75 to 1.

          9.12 NET WORTH. The Obligors will not permit the Company's Net Worth to be less than the following respective amounts at any time during the following respective periods:

          Period                                 Amount
          ------                                 ------

     From September 30, 1996
       through December 30, 1996               $6,936,000

     From December 31, 1996
       through June 29, 1997                   $7,845,000

     From June 30, 1997
       through December 30, 1997               $11,500,000

     From December 31, 1997
       through June 29, 1998                   $14,250,000

     From June 30, 1998
       through December 30, 1998               $17,500,000

     From December 31, 1998 and at
       all times thereafter                    $20,000,000.

          9.13 CURRENT RATIO. The Obligors will not permit the ratio of current assets of the Obligors to current liabilities of the Obligors to be less than 1.25 to 1 at any time. For purposes hereof, the terms "CURRENT ASSETS" and "CURRENT LIABILITIES" shall have the respective meanings assigned to them by GAAP, PROVIDED that in any event there shall be included in current liabilities the outstanding amount of Revolving Credit Loans and there shall be excluded from current liabilities the current portion of long-term debt and amounts outstanding under the Convertible Subordinated Note.

          9.14 FIXED CHARGES RATIO. The Obligors will not permit the Fixed Charges Ratio to be less than the following respective ratios at any time during the following respective periods:

          Period                                 Ratio
          ------                                 -----

     From September 30, 1996
       through December 30, 1996               0.75 to 1

     From December 31, 1996
       through June 29, 1997                   0.95 to 1

     From June 30, 1997
       through December 30, 1997               1.15 to 1

     From December 31, 1997 and
       at all times thereafter                 1.40 to 1.

          9.15 CAPITAL EXPENDITURES. The Obligors will not permit the aggregate amount of Capital Expenditures (other than the ADS Purchase) by the Obligors to exceed the following respective amounts for the following respective periods:

          Period                                 Amount
          ------                                 ------

     From January 1, 1996
       through December 31, 1996               $2,000,000

     For each fiscal year of the
       Company thereafter AMOUNT               $2,500,000.

          9.16 INTEREST COVERAGE RATIO; SELLING. GENERAL AND ADMINISTRATIVE EXPENSE RATIO.

          (a) The Obligors will not permit the Interest Coverage Ratio to be less than the following amounts at any time during the following respective periods:

          Period                                 Ratio
          ------                                 -----

     From September 30, 1996
       through December 30, 1996               1.25 to 1

     From December 31, 1996
       through June 29, 1997                   1.50 to 1

     From June 30, 1997
       through December 30, 1997               2.00 to 1

     From December 31, 1997
       through June 29, 1998                   2.50 to 1

     From June 30, 1998 and at
       all times thereafter                    3.00 to l.


          (b) The Obligors will not permit the Selling, General and Administrative Expense Ratio to less than the following amounts at any time during the following respective periods:

               Period                            Ratio
               ------                            -----

          From September 30, 1996
            through December 30, 1996          0.187 to 1

          From December 31, 1996
            through December 30, 1997          0.185 to 1

          From December 31, 1997 and
            at all times thereafter            0.180 to 1


          9.17 ACCOUNTS PAYABLE RATIO. The Obligors will not permit the Accounts Payable Ratio to be greater than the following respective amounts at any time during the following respective periods:

          Period                                 Ratio
          ------                                 -----

     From September 30, 1996 and at
       all times thereafter                    60.0 to 1.

          9.18 INTEREST RATE AND COMMODITY PRICE PROTECTION AGREEMENTS. The Company will within 60 days of the Original Closing Date and at all times thereafter maintain in full force and effect one or more Interest Rate Protection Agreements with one or more of the Lenders (and/or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000), that effectively enables the Company (in a manner satisfactory to the Majority Lenders), as at any date, to protect itself against interest rate risk for a period of at least five years (and for no longer than seven years) and for an amount (which may be an amortizing amount) of at least $10,000,000 (and for no more than $15,000,000). The Company will, by no later than ten Business Days after the Original Closing Date and at all time thereafter to and including December 31, 1996, maintain in full force and effect one or more Commodity Price Protection Agreements with ING (or an affiliate thereof) that effectively enables the Company (in a manner satisfactory to the Majority Lenders), as at any date, to protect itself against the Swiss franc exposure of Unidec for an amount of at least Sfr 585,000 per month. For each day after such tenth day on which the Company shall not have entered into such Commodity Price Protection Agreements, the Company shall pay to the Agent, for account of the Lenders, a fee equal to $500, payable on demand.

          9.19  SUBORDINATED INDEBTEDNESS: ALLARD NON-COMPETE.

          (a) Neither the Company nor any of its Subsidiaries will purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Senior Subordinated Debt or Indebtedness in respect of the Convertible Subordinated Note, except (in the case of Senior Subordinated
Debt) for regularly scheduled payments of principal and interest in respect thereof required pursuant to the instruments evidencing such Senior Subordinated Debt.

          (b) None of the Obligors will make any payment in respect of the Allard Non-Compete during any period during which any amount payable by any Obligor hereunder or under any other Basic Document shall remain due and unpaid.

          9.20 LINES OF BUSINESS. Neither the Company nor any of its Subsidiaries will engage to any substantial extent in any line or lines of business activity other than the business of manufacturing, distributing and selling aircraft components, avionics integrated systems and related products.

          9.21 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, no Obligor will directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); PROVIDED that (i) any Affiliate who is an individual may serve as a director, officer or employee of any Obligor and receive reasonable compensation for his or her services in such capacity, (ii) the Company, Cory and Cory Holdings may make payments or distributions to Gamberg pursuant to the Gamberg Documents, (iii) Cory may pay any Indebtedness owing to any Obligor, (iv) Tri-Star Technologies may make payments required under the TST Partnership Agreement and the Kerner Employment Agreement, (v) any non-Wholly-Owned Subsidiary of an Obligor may make transfers or payments to such Obligor; and (vi) any Obligor may enter into transactions (other than extensions of credit by any Obligor to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Obligors as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.

          9.22 USE OF PROCEEDS. The Company will use the proceeds of the Loans hereunder solely to finance the ADS Purchase and to finance the working capital and general corporate purposes of the Obligors (in compliance with all applicable legal and regulatory requirements); PROVIDED that neither the Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

          9.23 CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES. Each Obligor will take such action from time to time as shall be necessary to ensure that such Obligor at all times owns (subject only to the Lien of the Security Agreement) at least the same percentage of the issued and outstanding shares of each class of stock of each of its Subsidiaries as is owned on the date hereof. In the event that any such additional shares of stock shall be issued by any Subsidiary, the respective Obligor agrees forthwith to deliver to the Agent pursuant to the Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Agent shall request to perfect the security interest created therein pursuant to the Security Agreement. No Obligor will permit any of its Subsidiaries to enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property.

          9.24 MODIFICATIONS OF CERTAIN DOCUMENTS. No Obligor will, without the prior consent of the Agent (with the approval of the Majority Lenders), consent to any material modification, supplement or waiver of (a) its constitutional or organizational documents or (b) the provisions of (i) any agreement, instrument or other document evidencing or relating to (A) Senior Subordinated Debt, (B) the Cory Repurchase, (C) the 1996 (February) Warrants or Section 7 of the 1996 (February) Securities Purchase Agreement or (D) the 1996 (September) Warrants, the Convertible Subordinated Notes or Section 7 of the 1996 (September) Securities Purchase Agreement, or (ii) any agreement relating to employee compensation or similar arrangements. To the extent that the Company is permitted to withhold its consent to any transfer of any interest in the Senior Subordinated Debt, the Company shall not grant such consent without the prior consent of the Majority Lenders (but in no event shall the Majority Lenders require that the Company withhold its consent to any such transfer if the Company is not permitted under the Senior Subordinated Debt Documents to so withhold its consent).

          9.25 VENDOR PAYABLES. The Obligors shall not permit the aggregate amount of payables owed by them to trade vendors on December 31, 1994 to exceed $6,800,000.

          9.26 GOVERNMENTAL APPROVALS. Each Obligor shall promptly obtain, at its own expense, all governmental licenses, authorizations, consents, permits and approvals as may be required for such Obligor to (a) comply with its obligations and preserve its rights under, each Basic Document and (b) maintain the existence, priority and perfection of the Liens created under the Security Documents.

          9.27 SWISS RECEIVABLES. If at any time the Indebtedness of Unidec identified on Schedule II hereto, and any refinancing thereof, shall have been repaid in full and all commitments in respect thereof shall have been terminated or cancelled, the Obligors shall cause to be delivered to the Agent such agreements or other instruments, and take such other actions, to provide that the Agent shall have for the benefit of the Lenders a first priority perfected security interest in all receivables owing or to be owing to Unidec.

          9.28 INTERCOMPANY NOTE. Cory agrees to perform all of its obligations under the Intercompany Note and, so long as any

Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Company hereunder, to make all payments under the Intercompany Note directly to the Agent for application to the payment of principal and/or interest in respect of the Loans.

          9.29 ADS FINANCIAL STATEMENTS. The Company shall deliver to each of the Lenders, as soon as available and in any event no later than October 15, 1996, statements of income and cash flow of ADS for each of the respective fiscal years ending on December 31, 1994 and December 31, 1995, and the related balance sheets of ADS as at the end of such fiscal year, in each case substantially in the form and substance of the financial statements of ADS heretofore presented by the Company to the Lenders, and accompanied
(i) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not have any Impermissible Qualification and shall state that said financial statements fairly present the financial condition and results of operations of ADS as at the end of, and for, such period in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default, and (ii) by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements fairly present the financial condition and results of operations of ADS, in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period.

          9.30 DEAL COSTS. The Company will not permit the aggregate amount of Deal Costs to exceed $1,000,000, and shall only pay those Deal Costs disclosed in writing by the Company to the Agent prior to the date hereof.

          Section 10. EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

          (a) The Company shall: (i) default in the payment of any principal of any Loan or any Reimbursement Obligation when due (whether at stated maturity or at mandatory or optional prepayment); or (ii) default in the payment of any interest on any Loan, any fee or any other amount payable by it hereunder or under any other Basic Document when due and such default shall have continued unremedied for one or more Business Days; or

          (b) Any Obligor shall default in the payment when due of any principal of or interest on any of its other

     Indebtedness, or in the payment when due of any amount under any Interest Rate Protection Agreement or Commodity Price Protection Agreement; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement or Commodity Price Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or, in the case of an Interest Rate Protection Agreement or Commodity Price Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement or Commodity Price Protection Agreement (as the case may be) to be liquidated; or

          (c) Any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by any Obligor, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) The Company shall default in the performance of any of its obligations under any of Sections 9.01(h), 9.01(j), 9.05, 9.06, 9.07, 9.08, 9.09, 9.10, 9.11, 9.12, 9.13, 9.14, 9.16, 9.17, 9.18, 9.19 or 9.21
     hereof, or any Obligor shall default in the performance of any of its obligations under Section 4.2 or 5.2 of the Security Agreement; or any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of fifteen or more Business Days after notice thereof (specifying such default and setting forth, if applicable, calculations showing such default) to the Company and any Significant Holder (as defined in the 1994 Securities Purchase Agreement) by the Agent or any Lender (through the Agent); or

          (e) Any Obligor shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) Any Obligor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the affected Obligor, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Obligor or of all or any substantial part of its Property, or (iii) similar relief in respect of such Obligor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Obligor shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Obligor and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and such Obligor shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed or fully bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) An event or condition specified in Section 9.01(g) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, any Obligor or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) that, in the determination of the Majority

     Lenders, would (either individually or in the aggregate) have a Material Adverse Effect; or

          (j) A reasonable basis shall exist for the assertion against any Obligor, or any predecessor in interest of any Obligor or Affiliates, of (or there shall have been asserted against any Obligor) an Environmental Claim that, in the judgment of the Majority Lenders is reasonably likely to be determined adversely to any Obligor, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by any Obligor but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

          (k) R. Jack DeCrane shall (i) cease to have the power to direct the management and policies of the Company and a replacement acceptable to the Majority Lenders shall not have assumed R. Jack DeCrane's duties within fifteen days thereafter, (ii) cease to own or control 4% of the Company's capital stock (on a fully-diluted basis), or (iii) shall die or be unable to perform his duties as a senior executive of the Company and a replacement acceptable to the Majority Lenders shall not have assumed R. Jack DeCrane's duties within 90 days after such death or disability; or

          (l) The Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Agent, free and clear of all other Liens (other than Liens permitted under Section 9.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor; or

          (m)  An event or condition of the type described in Section 10(e),
     (f) or (g) hereof shall occur or exist with respect to Boeing or Claircom or (if the aggregate value of the Obligors' backlog of orders that relate to IFT constitute at least 20% of the aggregate value of all of the Obligors' backlog of orders) IFT; or

          (n) The Obligors' business relationship with Boeing or Claircom shall be modified in a manner that is reasonably likely to have a Material Adverse Effect or shall terminate; or

          (o) Any license, consent, authorization, registration or approval at any time necessary to enable any Obligor to comply with any of its obligations under this Agreement or any other Basic Document shall be revoked, withdrawn or withheld or shall be modified or amended in a manner materially prejudicial, in the opinion of the Majority Lenders, to the interests of the Lenders hereunder;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10, (A) the Agent may and, upon request of the Majority Lenders shall, by notice to the Company, terminate the Commitments and they shall thereupon terminate, and (B) the Agent may and, upon request by the Majority Lenders shall, by notice to the Company declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this
Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

     In addition, upon the occurrence and during the continuance of any Event of Default (if the Agent has declared the principal amount then outstanding of, and accrued interest on, the Revolving Credit Loans and all other amounts payable by the Company hereunder and under the Notes to be due and payable), the Company agrees that it shall, if requested by the Agent or the Majority Lenders through the Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10 with respect to the Company, forthwith, without any demand or the taking of any other action by the Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit
Liabilities and be subject to withdrawal only as therein provided.

          Section 11.  THE AGENT.

          11.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes each of the Agent and the Cash Management Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Agent and the Cash Management Agent, respectively, by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. Each of the Agent and the Cash Management Agent (which term as used in this sentence and in Section 11.05 and the first sentence of
Section 11.06 hereof shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent (to the extent provided in Section 12.06(b) hereof).

          11.02 RELIANCE BY AGENT. Each of the Agent and the Cash Management Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent and the Cash Management Agent, respectively. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Agent and the Cash Management Agent, respectively, shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          11.03 DEFAULTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders, PROVIDED that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

          11.04 RIGHTS AS A LENDER. With respect to its Commitments and the Loans made by it, ING (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. ING (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Agent, and ING and its Affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          11.05 INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Company under said Section 12.03, and including in any event any payments under any indemnity that the Agent is required to issue to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 12.03 hereof, and including also any payments under any indemnity that the Agent is required to issue to any bank referred to in
Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          11.06 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Obligors and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Basic Document. The Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of any Obligor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the Security Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Obligors (or any of their Affiliates) that may come into the possession of the Agent or any of its affiliates.

          11.07 FAILURE TO ACT. Except for action expressly required of the Agent hereunder and under the other Basic Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          11.08 RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Company, and the Agent may be removed at any time with or without cause by the Majority Lenders (and, during any period during which there are only two Lenders and a court of competent jurisdiction shall have determined that the Agent shall have acted hereunder with gross negligence of wilful misconduct, the Lender that is not acting as Agent (the "Other Lender") shall have the right to remove the Agent). Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent (or, if the Agent is removed by the Other Lender as above provided, the Other Lender shall have the right to appoint a successor Agent). If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, that shall be a bank that has an office in New York, New York. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent. The Agent may at any time assign all of its rights and obligations hereunder to any affiliate of the Agent by notice to the Company and each Lender.

          11.09 AGENCY FEE; CASH MANAGEMENT FEE. Until payment in full of the principal of and interest on the Loans and all other amounts payable by the Company hereunder and termination of the Commitments hereunder,

     (a) the Company will pay to the Agent an agency fee of $75,000 per annum, which shall accrue on the first Business Day of each fiscal year of the Company (commencing on the first Business Day of 1996) and shall be payable quarterly in arrears on the last Business Day of each fiscal quarter (commencing on the Business Day immediately preceding March 31, 1996), and

     (b) the Company will pay to the Cash Management Agent a cash management fee of $25,000 per annum, which shall accrue on the first Business Day of each fiscal year of the Company (commencing on the first Business Day of 1996) and shall be payable quarterly in arrears on the last Business Day of each fiscal quarter (commencing on the Business Day immediately preceding March 31, 1996);

PROVIDED that, upon payment in full of the principal of and interest on the Loans and the termination o the Commitments hereunder, accrued but unpaid amounts under this Section 11.09 shall automatically become due and payable.

          11.10 CONSENTS UNDER OTHER BASIC DOCUMENTS. Except as otherwise provided in Section 12.04 hereof with respect to this Agreement, the Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents, PROVIDED that, without the prior consent of each Lender, the Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Basic Document providing for collateral security, or agree to additional obligations being secured by such collateral security, except that no such consent shall be required, and the Agent is hereby authorized, to release any Lien covering Property that is the subject of a disposition of Property permitted hereunder or to which the Majority Lenders have consented.

          11.11 COLLATERAL SUB-AGENTS. Each Lender by its execution and delivery of this Agreement agrees, as contemplated by Section 4.3 of the Security Agreement, that, in the event it shall hold any Permitted Investments referred to therein, such Permitted Investments shall be held in the name and under the control of such Lender, and such Lender shall hold such Permitted Investments as a collateral sub-agent for the Agent thereunder. The Company by its execution and delivery of this Agreement hereby consents to the foregoing. In addition, the Cash Management Agent shall hold the Zero Balance Account and any cash or investments therein as a collateral sub-agent for the Agent thereunder.

          11.12 RESIGNATION OF CASH COLLATERAL AGENT; ETC.. The Cash Management Agent may resign at any time by at least 30 days notice to the Agent and the Company, whereupon the Cash Management Agent shall have no further obligations hereunder and all provisions herein providing for payments to be made to the Cash Management Agent shall be deemed to have been amended to provide for payments to be made to an account designated by the Agent. All obligations of the Cash Management Agent under the Cash Management Agreement shall automatically terminate upon the termination of the Commitments or the acceleration of the maturity of the Loans pursuant to
Section 10 hereof.

          Section 12.  MISCELLANEOUS.

          12.01 WAIVER. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Agent or any Lender relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by any Obligor relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by applicable law, the Obligors shall take all measures necessary for any such action or proceeding commenced by the Agent or any Lender to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by any Obligor.

          12.02 NOTICES. All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy), or, with respect to notices given pursuant to Section 2.03 hereof, by telephone, confirmed in writing by telecopier by the close of business on the day the notice is given, delivered (or telephoned, as the case may be) to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Any communication required to be delivered to a Significant Holder (as that term is defined in the

1994 Securities Purchase Agreement) shall be given at the address for the Purchasers referred to therein, specified in Section 17J of the 1994 Securities Purchase Agreement (or such other address as shall be designated by such Purchasers in a notice to the Agent). Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier (with confirmation) or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          12.03 EXPENSES, ETC. The Company agrees to pay or reimburse each of the Lenders and the Agent for: (a) all reasonable out-of-pocket costs and expenses of each Lander (including, without limitation, the reasonable fees and expenses of Mayer, Brown & Platt, special New York counsel to ING) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the extension of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein.

          The Company hereby agrees to indemnify the Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Agent to any Lender, whether or not the Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by Obligors of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the person to be indemnified). Without limiting the generality of the foregoing, the Company will (x) indemnify the Agent for any payments that the Agent is required to make under any indemnity issued to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect to Accounts, as defined therein, are to be made and (y) indemnify the Agent and each Lender from, and hold the Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Obligors (or any predecessor in interest to the Obligors), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, including any such Release or threatened Release that shall occur during any period when the Agent or any Lender shall be in possession of any such site or facility following the exercise by the Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents.

          12.04 AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Agent and the Majority Lenders, or by the Company and the Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Agent acting with the consent of the Majority Lenders; PROVIDED that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans, (vi) alter the terms of this

Section 12.04, (vii) modify the definition of the term "Majority Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (viii) waive any of the conditions precedent set forth in Section 7.01 hereof; (b) any modification or supplement of Section 11 hereof shall require the consent of the Agent; and (c) any modification or supplement of Section 6 hereof shall require the consent of each Subsidiary Guarantor.

          12.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.06  ASSIGNMENTS AND PARTICIPATIONS.

          (a) No Obligor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Agent.

          (b) Each Lender may assign any of its Loans, its Notes, its Commitments, and its Letter of Credit Interest (but only with the consent of the Agent and, in the case of the Revolving Credit Commitment or a Letter of Credit Interest, the Issuing Bank); PROVIDED that (i) no such consent by the Company shall be required in the case of any assignment to another Lender;
(ii) any such partial assignment shall be in an amount at least equal to $2,500,000; and (iii) each such assignment by a Lender shall be made in such manner so that the same portion of its Revolving Credit Loans and Revolving Credit Commitment is assigned to the respective assignee. Upon execution and delivery by the assignee to the Company, the Agent and the Issuing Bank of an instrument in writing pursuant to which such assignee agrees to become a "Lender" hereunder (if not already a Lender) having the Commitment(s), Loans, and, if applicable, Letter of Credit Interest specified in such instrument, and upon consent thereto by the Agent and the Issuing Bank, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company, the Agent and the Issuing Bank), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans and, if applicable, Letter of Credit Interest (or portions thereof) assigned to it (in addition to the Commitment(s), Loans and Letter of Credit Interest, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Lender shall pay the Agent an assignment fee of $3,000.

          (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans or

Letter of Credit Interest held by it, or in its Commitments, in which event each purchaser of a participation (a "PARTICIPANT") shall be entitled to the rights and benefits of the provisions of Section 9.01(k) hereof with respect to its participation in such Loans, Letter of Credit Interest and Commitments as if (and the Company shall be directly obligated to such Participant under such provisions as if) such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c) hereof, shall not have any other rights or benefits under this Agreement or any Note or any other Basic Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 hereof in respect of Loans, Letter of Credit Interest held by it, and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest and Commitments, and as if such Lender were funding each of such Loan, Letter of Credit Interest and Commitments in the same way that it is funding the portion of such Loan, Letter of Credit Interest and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Lender's related Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) alter the rights or obligations of the Company to prepay the related Loans or (vi) consent to any modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same, under Section 11.10 or 12.04 hereof, requires the consent of each Lender.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may (without notice to the Company, the Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an Affiliate.

No such assignment shall release the assigning Lender from its obligations hereunder.

          (e) A Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.12(b) hereof.

         (f) Anything in this Section 12.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

          12.07 SURVIVAL. The obligations of the Company under Sections 5.01, 5.05, 5.06 and 12.03 hereof, the obligations of each Subsidiary Guarantor under Section 6.03 hereof, and the obligations of the Lenders under
Section 11.05 hereof, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty.

          12.08 CAPTIONS. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          12.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          12.10  GOVERNING LAW; SUBMISSION TO JURISDICTION.

          (a) This Agreement (including, without limitation, Section 6 hereof as it applies to Unidec) and the Notes shall be governed by, and construed in accordance with, the internal laws of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          (b) Each Obligor hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon CT Corporation (the "PROCESS AGENT"), presently located at 1633 Broadway, New York, New York 10019, and each Obligor hereby represents and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of such service of process to any Obligor shall not impair or affect the validity of-such service or of any judgment based thereon. Each Obligor hereby further irrevocably consents to the service of process in any suit, action or proceeding by the mailing thereof by the Agent or any Lender by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto.

          (c) Nothing herein shall in any way be deemed to limit the ability of the Agent or any Lender to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over any Obligor in such other jurisdictions, and in such manner, as may be permitted by applicable law.

          12.11 WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OP OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          12.12  TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

          (a) The Obligors acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to the Obligors (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Obligors hereby authorizes each Lender to share any information delivered to such Lender by the Obligors pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, with any such Subsidiary or Affiliate, it being understood that any such Subsidiary or Affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments.

     (b) Each Lender and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any Obligor pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Agent, PROVIDED that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Agent, (iii) to bank examiners, auditors or accountants,
(iv) to the Agent or any other Lender, (v) in connection with any litigation to which any one or more of the Lenders or the Agent is a party, (vi) to a Subsidiary or Affiliate of such Lender as provided in clause (a) above or
(vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit I hereto. In no event shall any Lender or the Agent be obligated or required to return any materials furnished by any Obligor. In addition, the obligations of any assignee that has executed a Confidentiality Agreement in the form of
Exhibit I hereto shall be superseded by this Section 12.12 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 12.06 hereof.

     12.13 JUDGMENT CURRENCY. The specification of Dollars and payment in the United States is of the essence, and the obligations of any Obligor under this Agreement and the other Basic Documents to make payment to (or for the account of) a Lender in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by such Lender in the United States of the full amount of Dollars payable to such Lender under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to covert a sum due hereunder in Dollars into another currency (the "JUDGMENT CURRENCY"), the rate of exchange which shall be applied shall be that at which in accordance with market practices the Agent could purchase such Dollars in New York City with the judgment currency on the Business Day following the day on which such judgment is rendered. The obligation of the Obligors in respect of any sum due from it to the Agent or any Lender hereunder or under any Basic Document (any "ENTITLED PERSON") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with market practices purchase and transfer Dollars to New York City in the amount of the judgment currency so adjudged to be due; and each of the Obligors hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of Dollars so purchased and transferred.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                     DeCRANE AIRCRAFT HOLDINGS, INC.


                                     By  /s/ R. Jack DeCrane
                                        ---------------------------------
                                        Title:

                                        Address for Notices:

                                        DeCrane Aircraft Holdings, Inc.
                                        155 Montrose West Avenue
                                        Suite 210
                                        Copley, Ohio  44321

                                        Attention:  Mr. R. Jack DeCrane
                                                    Chief Executive Officer

                                        Telecopier No.:  (330) 668-2518

                                        Telephone No.:  (330) 668-3061

                                       SUBSIDIARY GUARANTORS

                                       ADS ACQUISITION, INC.


                                       By /s/ R. Jack DeCrane
                                          ----------------------------
                                          Title:

                                       TRI-STAR HOLDINGS, INC.

                                       By /s/ R. Jack DeCrane
                                          -----------------------------
                                          Title:

                                       TRI-STAR ELECTRONICS INTERNATIONAL,
                                           INC.

                                       By /s/ R. Jack DeCrane
                                          -----------------------------
                                          Title:

                                       TRI-STAR TECHNOLOGIES, INC.

                                       By /s/ R. Jack DeCrane
                                          -----------------------------
                                          Title:


                                       TRI-STAR TECHNOLOGIES

                                       By Tri Star Technologies, Inc., as
                                          as general partner

                                          By /s/ R. Jack DeCrane
                                             -----------------------------
                                             Title:

                                       TRI-STAR ELECTRONICS EUROPE S.A.,
                                       MEZZOVICO

                                       By
                                             -----------------------------
                                             Title:

                                       CORY HOLDINGS, INC.

                                       By    /s/ R. Jack DeCrane
                                             -----------------------------
                                             Title:

                                       SUBSIDIARY GUARANTORS

                                       ADS ACQUISITION, INC.


                                       By
                                          ----------------------------
                                          Title:

                                       TRI-STAR HOLDINGS, INC.

                                       By
                                          -----------------------------
                                          Title:

                                       TRI-STAR ELECTRONICS INTERNATIONAL,
                                           INC.

                                       By
                                          -----------------------------
                                          Title:

                                       TRI-STAR TECHNOLOGIES, INC.

                                       By
                                          -----------------------------
                                          Title:


                                       TRI-STAR TECHNOLOGIES

                                       By Tri Star Technologies, Inc., as
                                          as general partner

                                          By
                                             -----------------------------
                                             Title:

                                       TRI-STAR ELECTRONICS EUROPE S.A.,
                                       MEZZOVICO

                                       By    /s/ [ILLEGIBLE]
                                             -----------------------------
                                             Title:

                                       CORY HOLDINGS, INC.

                                       By
                                             -----------------------------
                                             Title:

                                       CORY COMPONENTS, INC.

                                       By    /s/ R. Jack DeCrane
                                             -----------------------------
                                             Title:

                                       HOLLINGSEAD INTERNATIONAL, INC.

                                       By    /s/ R. Jack DeCrane
                                             -----------------------------
                                             Title:

                                       HOLLINGSEAD INTERNATIONAL LIMITED

                                       By    /s/ R. Jack DeCrane
                                             -----------------------------
                                             Title:

                                    LENDERS
                                    -------

Revolving Credit Commitment         INTERNATIONALE NEDERLANDEN (U.S)
---------------------------           CAPITAL CORPORATION

$9,375,000

Term Loan Commitment
--------------------

$11,250,000

                                     By /s/ David Balistrery
                                        --------------------------
                                        Title: Senior Associate

                                     Lending Office for all Loans:
                                        Internationale Nederlanden (U.S.)
                                           Capital Corporation
                                        135 East 57th Street
                                        New York, New York 10021

                                      Address for Notices:
                                         Internationale Nederlanden (U.S.)
                                            Capital Corporation
                                         135 East 57th Street
                                         New York, New York 10021

                                       Attention:  Corporate Finance Group

                                       Telecopier No.:  (212) 593-3362

                                       Telephone No.:  (212) 409-1955

Revolving  Credit Commitment           THE PROVIDENT BANK
----------------------------

$3,125,000

Term Loan Commitment
--------------------

$3,750,000                              By [ILLEGIBLE]
                                           -----------------------------
                                           Title: VP

                                        Lending Office for all Loans:
                                           The Provident Bank
                                           One East Fourth Street
                                           Cincinnati, Ohio  45202

                                        Address for Notices:
                                           The Provident Bank
                                           One East Fourth Street
                                           Cincinnati, Ohio  45202

                                        Attention:  Nick Jevic
                                                    Corporate Banking

                                        Telecopier No.:  (513) 579-2858

                                        Telephone No.:  (513) 579-2385

                                        INTERNATIONALE NEDERLANDEN (U.S.)
                                           CAPITAL CORPORATION,
                                           as Agent

                                         By /s/ David Balistrey
                                            ------------------------------
                                            Title: SENIOR ASSOCIATE

                                         Address for Notices to
                                           ING as Agent:

                                           Internationale Nederlanden (U.S.)
                                             Capital Corporation
                                           135 East 57th Street
                                           New York, New York 10021

                                         Attention:  Corporate Finance Group

                                         Telecopier No.:  (212) 593-3362

                                         Telephone No.:  (212) 409-1955

                                                                [EXECUTION COPY]



                                 AMENDMENT NO. 1


          AMENDMENT NO. 1, dated as of September 18, 1996, between DeCRANE AIRCRAFT HOLDINGS, INC., a corporation duly organized and validly existing under the laws of the State of Ohio (the "COMPANY"); each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (collectively, the "SUBSIDIARY GUARANTORS" and, together with the Company, the "OBLIGORS"); and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation, as agent for the Lenders named in the Amended and Restated Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "AGENT").

          The Company, certain of the Subsidiary Guarantors, the Lenders, the Cash Management Agent identified therein and the Agent entered into a Credit Agreement, dated as of November 2, 1994 (the "CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit (by making loans and issuing letters of credit) to be made by said Lenders to the Company. In order to induce the Lenders to enter into the Credit Agreement, the Company, the Subsidiary Guarantors identified therein and the Agent entered into a Security Agreement, dated as of November 2, 1994 (the "SECURITY AGREEMENT"), providing for the pledge and grant of a security interest in certain collateral as security for the obligations of the Obligors under the Credit Agreement.

          The Obligors, the Lenders, the Cash Management Agent identified therein and the Agent entered into an Amended and Restated Credit Agreement, dated as of September 18, 1996 (the "AMENDED AND RESTATED CREDIT AGREEMENT"), amending and restating the Credit Agreement for the purpose of providing, subject to the terms and conditions thereof, additional credit to the Company to finance certain capital expenditures, the operations of the Company and for other purposes. To induce the Lenders to enter into the Amended and Restated Credit Agreement and for other good and valuable consideration, the Company, the Subsidiary Guarantors party to the Security Agreement and the Agent wish to modify the Security Agreement to, among other things, include ADS Acquisition, Inc. as a party to the Security Agreement.

     Accordingly, the parties hereto hereby agree as follows:

          Section 1. DEFINITIONS. Except as otherwise defined in this Amendment, terms defined in the Amended and Restated Credit Agreement are used herein as defined therein.

          Section 2. AMENDMENTS. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Security Agreement shall be amended as follows:

          2.01 AMENDED AND RESTATED CREDIT AGREEMENT. Each reference to the Credit Agreement in the Security Agreement shall be a reference to the Amended and Restated Credit Agreement.

          2.02 ADS. ADS Acquisition, Inc. shall be included as a "Subsidiary Guarantor" and "Obligor" under the Security Agreement, with all of the rights and obligations of a Subsidiary Guarantor thereunder.

          Section 3. REPRESENTATIONS AND WARRANTIES. Each of the Obligors represents and warrants to the Lenders that the representations and warranties set forth in Section 2 of the Security Agreement are true and complete on the date hereof, as if made on and as of the date hereof (or, if such representation warranty is expressly stated to have been made as of a specific date, as of such specific date), and as if each reference in said
Section 2 to "this Agreement" included reference to this Amendment.

          Section 4. CONDITIONS PRECEDENT. As provided in Section 2 above, the amendment to the Security Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the execution and delivery of this Amendment by the Obligors and the Agent.

          Section 5. MISCELLANEOUS. Except as herein provided, the Security Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                                       DeCRANE AIRCRAFT HOLDINGS, INC.


                                       By /s/ R. Jack DeCrane
                                          ---------------------------------
                                          Title:

                                       SUBSIDIARY GUARANTORS

                                       TRI-STAR HOLDINGS, INC.

                                       By /s/ R. Jack DeCrane
                                          --------------------------------
                                          Title:

                                       TRI-STAR ELECTRONICS INTERNATIONAL,
                                         INC.

                                       By /s/ R. Jack DeCrane
                                          --------------------------------
                                          Title:

                                       TRI-STAR TECHNOLOGIES, INC.

                                       By /s/ R. Jack DeCrane
                                          --------------------------------
                                          Title:

                                       TRI-STAR TECHNOLOGIES

                                       By Tri-Star Technologies, Inc., as
                                          as general partner

                                       By /s/ R. Jack DeCrane
                                          --------------------------------
                                          Title:

                                       TRI-STAR ELECTRONICS EUROPE S.A.,
                                         MEZZOVICO

                                       By
                                          --------------------------------
                                          Title:

                                       CORY HOLDINGS, INC.

                                       By /s/ R. Jack DeCrane
                                          --------------------------------
                                          Title:

                                       SUBSIDIARY GUARANTORS

                                       TRI-STAR HOLDINGS, INC.

                                       By
                                          --------------------------------
                                          Title:

                                       TRI-STAR ELECTRONICS INTERNATIONAL,
                                         INC.

                                       By
                                          --------------------------------
                                          Title:

                                       TRI-STAR TECHNOLOGIES, INC.

                                       By
                                          --------------------------------
                                          Title:

                                       TRI-STAR TECHNOLOGIES

                                       By Tri-Star Technologies, Inc., as
                                          as general partner

                                       By
                                          --------------------------------
                                          Title:

                                       TRI-STAR ELECTRONICS EUROPE S.A.,
                                         MEZZOVICO

                                       By /s/ [ILLEGIBLE]
                                          --------------------------------
                                          Title:

                                       CORY HOLDINGS, INC.

                                       By
                                          --------------------------------
                                          Title:

                                       CORY COMPONENTS, INC.

                                       By /s/ R. Jack DeCrane
                                          --------------------------------
                                          Title:

                                       HOLLINGSEAD INTERNATIONAL, INC.

                                       By /s/ R. Jack DeCrane
                                          --------------------------------
                                          Title:

                                       HOLLINGSEAD INTERNATIONAL LIMITED

                                       By /s/ R. Jack DeCrane
                                          --------------------------------
                                          Title:

                                       ADS ACQUISITION, INC.

                                       By /s/ R. Jack DeCrane
                                          --------------------------------
                                          Title




                                       AGENT

                                       INTERNATIONALE NEDERLANDEN (U.S.)

                                         CAPITAL CORPORATION,
                                         as Agent

                                       By /s/ [ILLEGIBLE]
                                          --------------------------------
                                          Title: Senior Associate

                                                MB&P Draft of December 11, 1996

                                 AMENDMENT NO. 2

     AMENDMENT NO. 2, dated as of December 12, 1996, between DeCRANE AIRCRAFT HOLDINGS INC., a corporation duly organized and validly existing under the laws of the State of Ohio (the "COMPANY"); each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (collectively, the "SUBSIDIARY GUARANTORS" and, together with the Company, the "OBLIGORS"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that pursuant to Section 12.06(b) of the Credit Agreement (defined below), shall become a "Lender" under the Credit Agreement (collectively, the LENDERS"); THE PROVIDENT BANK, an Ohio banking corporation, as Cash Management Agent (in such capacity, together with its successors in such capacity, the "CASH MANAGEMENT AGENT"); and ING (U.S.) CAPITAL CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

     The Obligors, the Lenders, the Cash Management Agent and the Agent are parties to an amended and restated Credit Agreement, dated as of September 18, 1996 (as heretofore amended, the "CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit (by making loans and issuing letters of credit) to be made by said Lenders to the Company in an aggregate principal or face amount not exceeding $27,500,000. The Obligors, the Lenders, the Cash Management Agent and the Agent wish to increase the aggregate amount of the Revolving Credit Commitments under the Credit Agreement from $12,500,000 to $15,750,000, to make additional Term Loans in an aggregate amount equal to $5,000,000 and to modify the Credit Agreement in certain other respects and accordingly, the parties hereto hereby agree as follows:

     Section 1. DEFINITIONS. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein as defined therein.

     Section 2. AMENDMENTS. Subject to the satisfaction of the conditions precedent specified in Section 5 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

          2.01 AMP ACQUISITION.

          (a) The following defined terms shall be added to Section 1.01 of the Credit Agreement (Definitions) in their respective appropriate alphabetical locations:

               ""AMP" shall mean AMP Incorporated, a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania."

               ""AMP ACQUISITION" shall mean the acquisition by the Company of
           (i) all of the assets of AMP related to its Qualitronix manufacturing activities and (ii) certain specific proprietary rights and intellectual property of Whitaker, in each case pursuant to the AMP Purchase Agreement."

                ""AMP PURCHASE AGREEMENT" shall mean the Asset Purchase and
           Sale Agreement, dated as of November 25, 1996, among the Company, AMP and Whitaker."

                ""SUPPLY CONTRACTS" shall have the meaning given to that term in the AMP Purchase Agreement."

                ""WHITAKER" shall mean The Whitaker Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware."

          (b) Section 9.05 of the Credit Agreement (Prohibition of Fundamental Changes) shall be amended by deleting the word "and" in the second sentence thereof, and by adding the following at the end of such sentence:

          "and the AMP Acquisition"

          (c) Section 9.22 of the Credit Agreement (Use of Proceeds) shall be amended by adding the following at the end thereof:

          ", and FURTHER PROVIDED that the proceeds of Loans made on the date that the AMP Acquisition is consummated shall be used solely to make payments due under the AMP Purchase Agreement, and to pay related fees and expenses."

          (d) Section 9.24 of the Credit Agreement (Modification of Certain Documents) shall be amended by adding the following at the end of the first sentence thereof:

          ", or (iii) either of the Supply Contracts"

          (e) Annex 6 to the Security Agreement (Locations) shall be amended in its entirety to read as Annex 6 hereto.

          2.02 INCREASE IN REVOLVING CREDIT COMMITMENTS. The definition of "Revolving Credit Commitment" in Section 1.01 of the Credit Agreement shall be amended in its entirety to read as follows:

               ""REVOLVING CREDIT COMMITMENT" shall mean, as to each Lender, the obligation of such Lender to make Revolving Credit Loans in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on the signature pages of Amendment No. 2 hereto under the caption "Revolving Credit Commitment" (as the same may reduced from time to time pursuant to Section 2.04 hereof)."

          2.03 ADDITIONAL TERM LOANS

          (a) The Following shall be added immediately following the first sentence of Section 2.01(b) of the Credit Agreement (Commitment to Make Term Loans):

          "In addition, each Lender severally agrees, on the terms and conditions of this Agreement, to make a term loan to the Company in Dollars on the date on which the AMP Acquisition is consummated in a principal amount equal to (a) in the case of ING, $3,750,000 and
          (b) in the case of Provident, $1,250,000."

          (b) Section 3.01(b) of the Credit Agreement (Amortization of Term Loans) shall be amended in its entirety to read as follows:

          "(b) The Company hereby promises to pay to the Agent for account of each Lender the principal of such Lender's Term Loans in 20 installments payable on the Principal Payment Dates as follows:

          PRINCIPAL PAYMENT DATE               AMOUNT OF INSTALLMENT ($)

          December 31, 1996                          $375,000
          March 31, 1997                              468,750
          June 30, 1997                               468,750
          September 30, 1997                          468,750
          December 31, 1997                           468,750
          March 31, 1998                              875,000
          June 30, 1998                               875,000
          September 30, 1998                          875,000
          December 31, 1998                           875,000
          March 31, 1999                              968,750
          June 30, 1999                               968,750
          September 30, 1999                          968,750
          December 31, 1999                           968,750
          March 31, 2000                              968,750
          June 30, 2000                               968,750
          September 30, 2000                          968,750
          December 31, 2000                           968,750
          March 31, 2001                              968,750
          June 30, 2001                               968,750
          September 30, 2001                        1,937,500"

     2.04 COVENANT MODIFICATIONS.

     [To be provided]

Section 3. FEES.

     (a) On the date that this Amendment No. 2 shall become effective, the Company agrees to pay to the Agent, for the benefit of the Lenders, a fee in an amount equal to $250,000.

     (b) Effective as of the date hereof, the following new Section 2.12 shall be added to the Credit Agreement:

           "9.22 SEMI-ANNUAL FEES. Until the payment in full of all obligations of the Company hereunder and the termination or expiration of the Commitments, the Company shall pay to the Agent, for account of the Lenders, a fee in an amount equal to the Semi-annual Fee Amount, payable on each May 15 and November 15 in each year, commencing with May 15, 1997. For purposes hereof, the 'SEMI-ANNUAL FEE AMOUNT' shall mean, with respect to any payment of a fee pursuant to this Section 9.22 , the sum of $67,000 PLUS the aggregate amount of all fees theretofore required to have been made (E.G., the payment due on November 15, 1997 will be calculated as follows: $67,00 PLUS $67,000 (the payment required to have been made on May 15, 1997) EQUALS $134,000)."

          (c) Notwithstanding that the increase of the Revolving Credit Commitments contemplated by Section 2 hereof shall not become effective until the satisfaction of the conditions precedent specified in Section 6 hereof, for purposes of calculating the amount of commitment fee payable under Section 2.05 of the Credit Agreement, the Revolving Credit Commitments of the Lenders shall be deemed to have been so increased immediately upon the execution of this Amendment by each of the Lenders.

     Section 4. REPRESENTATIONS AND WARRANTIES. Each of the Obligors represents and warrants to the Lenders that (i) the representations and warranties set forth in Section 8 of the Credit Agreement are true and complete on the date hereof, as if made on and as of the date hereof ( or, if such representation warranty is expressly stated to have been made as of a specific date, as of such specific date), and as if each reference in said
Section 8 to "this Agreement" included reference to this Amendment No. 2 and
(ii) after giving effect to this Amendment No. 2, no Default shall have occurred and be continuing.

     Section 5. CONDITIONS PRECEDENT. As provided in Section 2 above, the amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, subject to the satisfaction of the following conditions:

          5.01 EXECUTION. This Amendment No. 2 shall have been duly executed and delivered by the Company, the Subsidiary Guarantors, the Agent and each of the Lenders.

          5.02 NOTES. The Company shall have delivered to the Agent for each Lender, in exchange for the Notes heretofore delivered to such Lender pursuant to Section 2.08 of the Credit Agreement, new Notes, date the date of the Notes being exchanged, payable to such Lender in a principal amount equal to its Revolving Credit Commitment (as increased hereby) and the aggregate amount of its Term Loans (as increased hereby), respectively, and otherwise duly completed.

          5.03 AMP PURCHASE AGREEMENT. The Agent shall have received a copy of the AMP Purchase Agreement, together with all documents and agreements relating thereto (including, without limitation, the Supply Contracts), each in form and substance satisfactory to the Agent.

          5.04 UCCs. Appropriate Uniform Commercial Code Financing statements shall have been delivered to the Agent for filing in such jurisdiction as the Agent shall request to perfect the Lien created by the Security Agreement over the Properties acquired by the Company in the AMP Acquisition.

          5.05 FEE.  The Agent shall have received the fee referred to in
     Section 3(a) hereof.

     Section 6. MISCELLANEOUS. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                         DeCRANE AIRCRAFT HOLDINGS, INC.

                                         By_____________________________
                                           Title:


                                         SUBSIDIARY GUARANTORS

                                         TRI-STAR HOLDING, INC.

                                         By_____________________________
                                           Title:

                                         TRI-STAR ELECTRONICS INTERNATIONAL,
                                          INC.

                                         By_____________________________
                                           Title:

                                         TRI-STAR TECHNOLOGIES, INC.

                                         By_____________________________
                                           Title:

                                         TRI-STAR TECHNOLOGIES

                                         By Tri-Star Technologies, Inc., as
                                            as general partner

                                         By_____________________________
                                           Title:

                                         UNIDEC, S.A.

                                         By_____________________________
                                           Title:

                                         CORY HOLDINGS, INC.

                                         By_____________________________
                                           Title:

                                         CORY COMPONENTS, INC.

                                         By_____________________________
                                           Title:

                                         HOLLINGSEAD INTERNATIONAL, INC.

                                         By_____________________________
                                           Title:

                                         HOLLINGSEAD INTERNATIONAL LIMITED

                                         By_____________________________
                                           Title:

                                         ELSINORE AEROSPACE SERVICES, INC.

                                         By_____________________________
                                           Title:

                                         EE ACQUISITIONS, INC.

                                         By_____________________________
                                           Title:

                                         LENDERS

Revolving Credit Commitment:             ING (U.S.) CAPITAL CORPORATION
$11,812,500


                                         By_____________________________
                                           Title:

Revolving Credit Commitment:             THE PROVIDENT BANK
$3,937,500

                                         By_____________________________
                                           Title:


                                         ING (U.S.) CAPITAL CORPORATION,
                                          as Agent

                                         By_____________________________
                                           Title:

                      CONSENTS OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated April 9, 1996 relating to the consolidated financial statements of DeCrane Aircraft Holdings, Inc. which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1995 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Cleveland, Ohio
December   , 1996



     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated April 2, 1996 relating to the financial statements of Aerospace Display Systems which appears in such Prospectus.

PRICE WATERHOUSE LLP

Philadelphia, Pennsylvania
December   , 1996

                                                                 EXECUTION COPY

                               AMENDMENT NO. 3

          AMENDMENT NO. 3, dated as of February 20, 1996, between DeCRANE AIRCRAFT HOLDINGS, INC., a corporation duly organized and validly existing under the laws of the State of Ohio (the "COMPANY"); each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (collectively, the "SUBSIDIARY GUARANTORS" and, together with the Company, the "OBLIGORS"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 12.06(b) of the Credit Agreement (defined below), shall become a "Lender" under the Credit Agreement (collectively, the "LENDERS"); THE PROVIDENT BANK, an Ohio banking corporation, as Cash Management Agent (in such capacity, together with its successors in such capacity, the "CASH MANAGEMENT AGENT"); and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

          The Obligors, the Lenders, the Cash Management Agent and the Agent are parties to a Credit Agreement, dated as of November 2, 1994 (as heretofore amended, the "CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit (by making loans and issuing letters of credit) to be made by said Lenders to the Company in an aggregate principal or face amount not exceeding $20,000,000. The Obligors, the Lenders and the Agent wish to modify the Credit Agreement and, accordingly, the parties hereto hereby agree as follows:

          Section 1. DEFINITIONS. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein as defined therein.

          Section 2. AMENDMENTS. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows, and compliance by the Obligors with certain provisions of the Credit Agreement waived as follows:

          2.01 NEW DEFINITIONS. The following defined terms shall be added to Section 1.01 of the Credit Agreement in their respective appropriate alphabetical locations:

          "'APPLICABLE ANNUALIZATION FACTOR' shall mean:

          (a)  for the fiscal quarter ending on March 31, 1996, 4.0;

          (b)  for the fiscal quarter ending on June 30, 1996, 2.0; and

          (c)  for the fiscal quarter ending on September 30, 1996, 1.33.

          "'COMMODITY PRICE PROTECTION AGREEMENT' shall mean, for any Person, an exchange-traded or over-the-counter commodity (including, without limitation, foreign exchange) forward, future, option, swap, swaption, cap, collar, floor or similar arrangement to which such Person is a party, providing for the transfer or mitigation of commodity (including foreign exchange) risks either generally or under specific contingencies."

          "'CORY PURCHASE AGREEMENT' shall mean the Stock Purchase Agreement, dated January 1, 1995, between the Company, Cory and Gamberg."

          "'CORY REPURCHASE' shall mean the purchase by the Company from Gamberg of 25% of the outstanding capital stock of Cory pursuant to Cory Purchase Agreement."

          "'NASSAU' shall mean Nassau Capital Partners L.P., a Delaware limited partnership, and NAS Partners I L.L.C., a Delaware limited liability company."

          "'NASSAU EQUITY INFUSION' shall mean the purchase by Nassau for cash, on or about the date of Amendment No. 3 hereto, of shares of preferred stock of the Company and Nassau Warrants for a purchase price equal to $6,500,000 pursuant to the Nassau Purchase Agreement."

          "'NASSAU/GAMBERG DEAL COSTS' shall mean all costs and expenses incurred by the Company or any of its Subsidiaries in connection with the transactions contemplated by the Cory Repurchase, the Nassau Equity Infusion and Amendment No. 3 to the Credit Agreement, including (without limitation) the following: (a) fees and expenses paid to the Lenders, the Agent, Nassau, Electra and their respective counsel and (b) investment banking, independent accountant, brokerage, arrangement and commitment fees, commissions and expenses."

          "'NASSAU PURCHASE AGREEMENT' shall mean the Securities Purchase Agreement dated as of February 20, 1996 among the Company and Nassau."

          "'NASSAU WARRANTS' shall mean the warrants to be acquired by Nassau, pursuant to the terms of the Nassau Purchase Agreement."

          "'QUALIFIED PUBLIC OFFERING' shall mean an underwritten public offering of the common stock of the Company registered under the Securities Act of 1933, as amended."

          "'SENIOR SUBORDINATED DEBT AMENDMENTS' shall mean (i) Amendment No. 1, dated as of February 20, 1996, to the Securities Purchase Agreement among the Company, Electra Investment Trust P.L.C. and Electra Associates, Inc and (ii) Amendment No. 1, dated as of February 20, 1996, to the Advisory Agreement among the Company and Electra Inc."

     2.02 MODIFIED DEFINITIONS. The following definitions in Section 1.01 of the Credit Agreement shall be amended as follows:

     (a) The existing definition of "Borrowing Base" shall be changed to be a definition of "GROSS BORROWING BASE" and "Borrowing Base" shall be defined as follows:

          "'BORROWING BASE' shall mean, as at any date, the lesser of the following:

               (i) the sum of the Gross Borrowing Base MINUS the aggregate amount payable by the Company on or after such date under the Restrictive Covenant Agreement referred to in the Cory Purchase Agreement, and

               (ii) the aggregate amount of the Commitments on such date
          MINUS the aggregate amount payable by the Company on or after such date under the Restrictive Covenant Agreement referred to in the Cory Purchase Agreement."

     (b) The definition of "EBITDA" is hereby amended by replacing the second parenthetical phrase therein with the following:

     "(including, without limitation, (x) amortization of intangibles, (y) amortization of Deal Costs (to the extent that such Deals Costs do not exceed $2,500,000)
     and (z) amortization of Nassau/Gamberg Deal Costs (to the extent that such Nassau/Gamberg Deal Costs do not exceed $600,000) and amortization of legal expenses incurred prior to February 20, 1996, in connection with a derivative action maintained by Gamberg, on behalf of Cory, against the Company and certain Subsidiary Guarantors (to the extent that such legal expenses do not exceed $350,000))"

     (c) The definition of "EBITDA RATIO" is hereby amended by adding the following proviso immediately prior to the end of such definition:

     "; PROVIDED that, with respect to any date prior to December 31, 1996, 'EBITDA RATIO' shall mean the ratio of (a) all Indebtedness of the Obligors at such time to (b) the product of (x) EBITDA for the period commencing on January 1, 1996 and ending on the fiscal quarter ending on or most recently ended prior to such date and (y) the Applicable Annualization Factor"

     (d) The definition of "FIXED CHARGES RATIO" is hereby amended by deleting the parenthetical in clause (a) thereof and adding the following proviso immediately prior to the end of such definition:

     "PROVIDED that, with respect to any date prior to December 31, 1996, 'FIXED CHARGES RATIO' shall mean the ratio of Cash Flow for the period commencing on January 1, 1996 and ending on the fiscal quarter on or most recently ended prior to such date to Debt Service for such period".

     (e) The definition of "INTEREST COVERAGE RATIO" is hereby amended by deleting the parenthetical in clause (a) thereof and adding the following proviso immediately prior to the end of such definition:

     "PROVIDED that, with respect to any date prior to December 31, 1996, 'INTEREST COVERAGE RATIO' shall mean the ratio of Cash Flow for the period commencing on January 1, 1996 and ending on the fiscal quarter ending on or most recently ended prior to such date to Interest Expense that is payable in cash for such period".

     (f) The definition of "INTEREST EXPENSE" is hereby amended by relettering the existing clause "(b)" thereof as clause "(c)", deleting the word "and" at the end of clause (a) and by adding the following new clause
(b):

     "(b) the aggregate amount payable by the Company pursuant to Section
     11.09 hereof (whether or not actually paid) during such period, and".

     (g)  The definition of "NET WORTH" is hereby amended by replacing clause
(e) thereof in its entirety with the following:

     "(e) the value ascribed to the Warrants and the Nassau Warrants and the cumulative effect of any change in the valuation of the Warrants and the Nassau Warrants; PLUS".

     (h) The definition of "SELLING, GENERAL AND ADMINISTRATIVE EXPENSES RATIO" is hereby amended by adding the following proviso immediately prior to the end of such definition:

     "PROVIDED that, with respect to any date prior to December 31, 1996, 'SELLING, GENERAL AND ADMINISTRATIVE EXPENSES RATIO' shall mean the ratio of Selling, General and Administrative Expenses for the period commencing on January 1, 1996 and ending on the fiscal quarter ending on or most recently ended prior to such' date to Net Sales for such period".

     Section 2.03  MANDATORY PREPAYMENTS.

     (a) The Lenders waive the requirement of Section 2.10(c) of the Credit Agreement that the Company prepay the Loans with the proceeds of the Nassau Equity Infusion.

     (b) Section 2.10(d) of the Credit Agreement is hereby amended by replacing the reference therein to "60%" with a reference to "70%."

     (c) Section 2.10(f)(i) of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(i) first, the amount of the prepayment specified in such clauses shall be applied to the installments of the Term Loans then outstanding in the inverse order of the maturity thereof; and"

     Section 2.04 LIMITATIONS ON CORY GUARANTEE. The proviso at the end of the first sentence of Section 6.08 of the Credit Agreement and Section 6.10 of the Credit Agreement are hereby deleted.

     Section 2.05  CORY REPURCHASE.  The Lenders waive the provisions of
Section 9.05 of the Credit Agreement to the extent necessary to permit the Company to consummate the Cory Repurchase.
The Lenders also waive the provisions of Section 9.24(b)(i) with respect to the Senior Subordinated Debt Amendments to the extent necessary to permit the Company to consummate the Cory Repurchase. In addition, Section 9.08(e) of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(e) Investments in the capital stock of Cory made pursuant to the Cory Purchase Agreement; and".

     Section 2.06 NON-COMPETE OBLIGATIONS. Section 9.07 of the Credit Agreement is hereby amended by relettering the existing clause "(e)" as clause "(f)," by deleting the word "and" at the end of clause (d) and by adding the following new clause (e):

          "(e) Indebtedness, in an aggregate amount not to exceed $600,000, consisting of obligations to Gamberg under the Restrictive Covenant Agreement referred to in the Cory Purchase Agreement; and"

     Section 2.07 LEVERAGE RATIO. The Lenders hereby waive, compliance by the Obligors with the provisions of Section 9.10 of the Credit Agreement on September 30, 1995 and December 31, 1995. In addition, the table in Section
9.10 of the Credit Agreement is hereby amended for all periods prior to March 31, 1997 to read as follows:

             "PERIOD                              RATIO
              ------                              -----

     From January 1, 1996
       through March 30, 1996                   11.00 to 1

     From March 31, 1996
       through June 29, 1996                     3.62 to 1

     From June 30, 1996
       through September 29, 1996                3.47 to 1

     From September 30, 1996
       through December 30, 1996                 3.07 to 1

     From December 31, 1996
       through March 30, 1997                    2.58 to 1"

     Section 2.08 EBITDA RATIO. The Lenders hereby waive compliance by the Obligors with the provisions of Section 9.11 of the Credit Agreement on September 30, 1995 and on December 31, 1995. In addition, the table in
Section 9.11 of the Credit Agreement is hereby amended for all periods after December 31, 1995 and prior to March 31, 1997 to read as follows:

             "PERIOD                              RATIO
              ------                              -----

     From March 31, 1996
       through June 29, 1996                    7.15 to 1

     From June 30, 1996
       through September 29, 1996               4.89 to 1

     From September 30, 1996
       through December 30, 1996                3.68 to 1

     From December 31, 1996
       through March 30, 1997                   2.97 to 1"

     Section 2.09 NET WORTH. The Lenders hereby waive compliance by the Obligors with the provisions of Section 9.12 of the Credit Agreement on September 30, 1995 and December 31, 1995. In addition, the table in Section
9.12 of the Credit Agreement is hereby amended for all periods prior to March 31, 1997 to read as follows:

             "PERIOD                              AMOUNT
              ------                              ------

     From January 1, 1996
       through March 30, 1996                   $ 3,000,000

     From March 31, 1996
       through June 29, 1996                    $ 9,922,000

     From June 30, 1996
       through September 29, 1996               $10,284,000

     From September 30, 1996
       through December 30, 1996                $11,225,000

     From December 31, 1996
       through March 30, 1997                   $12,410,000"

     Section 2.10 FIXED CHARGES RATIO. The Lenders hereby waive compliance by the Obligors with the provisions of Section 9.14 of the Credit Agreement on December 31, 1995. In addition, the table in Section 9.14 of the Credit Agreement is hereby amended for all periods after December 31, 1995 and prior to March 31, 1997 to read as follows:

             "PERIOD                              RATIO
              ------                              -----

     From March 31, 1996
       through June 29, 1996                    0.26 to 1

     From June 30, 1996
       through September 29, 1996               0.74 to 1

     From September 30, 1996
       through December 30, 1996                0.99 to 1

     From December 31, 1996
       through March 30, 1997                   1.21 to 1"

     Section 2.11 INTEREST COVERAGE RATIO. The table in Section 9.16(a) of the Credit Agreement is hereby amended for all periods after December 31, 1995 and prior to March 31, 1997 to read as follows:

             "PERIOD                              RATIO
              ------                              -----

     From March 31, 1996
       through June 29, 1996                    0.41 to 1

     From June 30, 1996
       through September 29, 1996               1.17 to 1

     From September 30, 1996
       through December 30, 1996                1.61 to 1

     From December 31, 1996
       through March 30, 1997                   2.02 to 1"

     Section 2.12 SELLING, GENERAL AND ADMINISTRATIVE EXPENSE RATIO. The table in Section 9.16(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

             "PERIOD                              RATIO
              ------                              -----

     From March 31, 1996
     through June 29, 1996                      0.2114 to 1

     From June 30, 1996
     through September 29, 1996                 0.1907 to 1

     From September 30, 1996
     through December 30, 1996                  0.1810 to 1

     From December 31, 1996
       through March 30, 1997                   0.1750 to 1

     From March 31, 1997 and
       at all times thereafter                  0.1700 to 1"

     Section 2.13 AGENCY AND CASH MANAGEMENT FEES. Section 11.09 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "11.09 AGENCY FEE; CASH MANAGEMENT FEE. Until payment in full of the principal of and interest on the Loans and all other amounts payable by the Company hereunder and termination of the Commitments hereunder,

               (a) the Company will pay to the Agent an agency fee of $75,000 per annum, which shall accrue on the first Business Day of each fiscal year of the Company (commencing on the first Business Day of 1996) and shall be payable quarterly in arrears on the last Business Day of each fiscal quarter (commencing on the Business Day immediately preceding March 31, 1996), and

               (b) the Company will pay to the Cash Management Agent a cash management fee of $25,000 per annum, which shall accrue on the first Business Day of each fiscal year of the Company (commencing on the first Business Day of 1996) and shall be payable quarterly in arrears on the last Business Day of each fiscal quarter (commencing on the Business Day immediately preceding March 31, 1996);

     PROVIDED that, upon payment in full of the principal of and interest on the Loans and the termination of the Commitments hereunder, accrued but unpaid amounts under this Section 11.09 shall automatically become due and payable."

     Section 2.14 PREPAYMENT FEES. The Credit Agreement is hereby amended by adding the following Section 2.11:

          "2.11 PREPAYMENT FEES. The Company agrees to pay the following prepayment fees:

               (a) A prepayment fee of $400,000 shall be due and payable by the Company to the Agent, for account of the Lenders, upon repayment of all principal and interest on the Loans and termination of the Commitments hereunder pursuant to Section 2.09 or Section 2.10 hereof or otherwise (exclusive, however, of repayment pursuant to paragraphs
          (a), (b) or (d) of Section 2.10), if the same shall occur on or prior to February 20, 1997.

               (b) A prepayment fee of $200,000 shall be due and payable by the Company to the Agent, for account of the Lenders, upon repayment of all principal and interest on the Loans and termination of the Commitments hereunder pursuant to Section 2.09 or Section 2.10 hereof or otherwise (exclusive, however, or repayment pursuant to paragraphs
          (a), (b) or (d) of Section 2.10), if the same shall occur after February 20, 1997 and on or prior to February 20, 1998.

     Notwithstanding the foregoing, no such prepayment fee shall be payable upon repayment of all principal and interest on the Loans and termination of the Commitments hereunder pursuant to Section 2.10(c) hereof in connection with a Qualified Public Offering."

     Section 2.15 FOREIGN EXCHANGE PROTECTION. Section 9.08(f) of the Credit Agreement in hereby amended in its entirety to read as follows:

          "(f) Interest Rate Protection Agreements and Commodity Price Protection Agreements entered into by the Company pursuant to Section 9.18 hereof."

In addition, Section 9.18 of the Credit Agreement is hereby amended by renaming said Section "INTEREST RATE AND COMMODITY PRICE PROTECTION AGREEMENTS" and by adding the following at the end of said Section:

          "The Company will, by no later than ten Business Days after the date hereof and at all time thereafter to and including December 31, 1996, maintain in full force and effect one or more Commodity Price Protection Agreements with ING (or an affiliate thereof) that effectively enables the Company (in a manner satisfactory to the Majority Lenders), as at any date, to protect itself against the Swiss franc exposure of Unidec for an amount of at least Sfr 585,000 per month. For each day after such tenth day on which the Company shall not have entered into such Commodity Price Protection Agreements, the Company shall pay to the Agent, for account of the Lenders, a fee equal to $500, payable on demand."

          Section 2.16 MODIFICATIONS TO CERTAIN DOCUMENTS. Section 9.24 of the Credit Agreement is hereby amended by adding to clause (b)(i) thereof, immediately following "Senior Subordinated Debt" the following:

               "or the Cory Repurchase, or the Nassau Warrants or Section 7 of the Nassau Purchase Agreement".

          Section 3. REPRESENTATIONS AND WARRANTIES. Each of the Obligors represents and warrants to the Lenders that (i) the representations and warranties set forth in Section 8 of the Credit Agreement are true and complete on the date hereof, as if made on and as of the date hereof (or, if such representation warranty is expressly stated to have been made as of a specific date, as of such specific date), and as if each reference in said Section 8 to "this Agreement" included reference to this Amendment No. 3 and (ii) after giving effect to this Amendment No. 3, no Default shall have occurred and be continuing.

          Section 4. CONDITIONS PRECEDENT. As provided in Section 2 above, the amendment to the Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, subject to the satisfaction of the following conditions:

          4.01 EXECUTION; DUE AUTHORIZATION. This Amendment No. 3 shall have been duly executed and delivered by the Company, the Subsidiary Guarantors, the Agent and the Majority Lenders. In addition, the Agent shall have received resolutions of the Board of Directors of the Company authorizing the transactions contemplated by this Agreement, including (without limitation) the amendments to the Senior Lender Warrant Agreements referred to in Section 4.09 hereof.

          4.02 CORY PURCHASE AGREEMENT. The Agent shall have received a copy of the Cory Purchase Agreement and all documents and agreements relating thereto, each in form and substance satisfactory to the Agent, certified by the Company to be a true and complete copies of the originals thereof, and each of which shall be in full force and effect.

          4.03 NASSAU PURCHASE AGREEMENT AND NASSAU WARRANTS. The Agent shall have received a copies of the Nassau Purchase Agreement and all documents and agreements relating thereto (including the Nassau Warrants), each in form and substance satisfactory to the Agent, certified by the Company to be true and complete copies of the originals thereof, and each of which shall be in full force and effect prior to or concurrently with the effectiveness of this Amendment.

          4.05 SUBORDINATED DEBT DOCUMENTS. The Agent shall have received a copy of the Senior Subordinated Debt Amendments, in form and substance satisfactory to the Agent (and which, in any event shall include covenant levels that are at least 10% more favorable to the Company than those set forth in the Credit Agreement as amended by this Amendment No.
     3), certified by the Company to be true and complete copies of the originals thereof, each of which shall be in full force and effect and shall constitute all waivers necessary by the holders of the Senior Subordinated Debt to permit the Cory Repurchase, the Nassau Equity Infusion and the transactions contemplated thereby and hereby.

          4.06 EQUITY PROCEEDS: DEAL COSTS. Evidence satisfactory to the Agent that (a) the Company has received from Nassau cash proceeds of at least $6,500,000 from the Nassau Equity Infusion, (b) the aggregate amount of Nassau/Gamberg Deal Costs do not and will not substantially exceed $600,000 and (c) the proceeds of the Nassau Equity Infusion will be sufficient to pay substantially all of the Nassau/Gamberg Deal Costs.

          4.07 FEES AND EXPENSES. The Agent shall have received, for account of the Lenders, a fee in an amount equal to $75,000. In addition, the Company shall have paid, or reimbursed the Agent for paying, the fees and expenses of Mayer, Brown & Platt, special New York counsel to ING, in connection with this Amendment No. 3 and the transactions contemplated hereby.

          4.08 SECURITY. The Agent shall have received all certificates evidencing stock of Cory acquired by the Company in connection with the Cory Repurchase, together with undated stock powers duly executed in blank.

          4.09 AMENDMENT TO WARRANTS. The Company, ING and Provident shall have entered into an amendment to each of the Warrants to which ING or Provident is a party, in substantially the form of Exhibit A hereto. In addition, the Agent shall have received copies of amendments or other documents evidencing modifications to any other Warrants, each in form and substance satisfactory to the Agent, certified by the Company to be true and complete copies of the originals thereof.

          4.10 LETTER REGARDING FUTURE SENIOR FINANCINGS. The Company shall have executed and delivered to ING and Provident a letter in substantially the form of Exhibit B hereto.

          Section 5. MISCELLANEOUS. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                       DeCRANE AIRCRAFT HOLDINGS, INC.

                                       By     /s/ [ILLEGIBLE]
                                          -------------------------------------
                                          Title:

                                       SUBSIDIARY GUARANTORS

                                       TRI-STAR HOLDINGS, INC.


                                       By     /s/ [ILLEGIBLE]
                                          -------------------------------------
                                          Title:

                                       TRI-STAR ELECTRONICS INTERNATIONAL, INC.


                                       By     /s/ [ILLEGIBLE]
                                          -------------------------------------
                                          Title:

                                       TRI-STAR TECHNOLOGIES, INC.


                                       By     /s/ [ILLEGIBLE]
                                          -------------------------------------
                                          Title:

                                       TRI-STAR TECHNOLOGIES

                                       By Tri-Star Technologies, Inc., as
                                          as general partner


                                       By     /s/ [ILLEGIBLE]
                                          -------------------------------------
                                          Title:

                                       UNIDEC, S.A.


                                       By
                                          -------------------------------------
                                          Title:

                                       CORY HOLDINGS, INC.


                                       By     /s/ [ILLEGIBLE]
                                          -------------------------------------
                                          Title:


                                       CORY COMPONENTS, INC.


                                       By     /s/ [ILLEGIBLE]
                                          -------------------------------------
                                          Title:

                                       SUBSIDIARY GUARANTORS

                                       TRI-STAR HOLDINGS, INC.


                                       By
                                          -------------------------------------
                                          Title:

                                       TRI-STAR ELECTRONICS INTERNATIONAL, INC.


                                       By
                                          -------------------------------------
                                          Title:

                                       TRI-STAR TECHNOLOGIES, INC.


                                       By
                                          -------------------------------------
                                          Title:

                                       TRI-STAR TECHNOLOGIES

                                       By Tri-Star Technologies, Inc., as
                                          as general partner


                                       By
                                          -------------------------------------
                                          Title:

                                       UNIDEC, S.A.


                                       By     /s/ [ILLEGIBLE]
                                          -------------------------------------
                                          Title:

                                       CORY HOLDINGS, INC.


                                       By
                                          -------------------------------------
                                          Title:

                                       CORY COMPONENTS, INC.


                                       By
                                          -------------------------------------
                                          Title:

                                       HOLLINGSEAD INTERNATIONAL, INC.


                                       By     /s/ [ILLEGIBLE]
                                          -------------------------------------
                                          Title:

                                       HOLLINGSEAD INTERNATIONAL LIMITED


                                       By     /s/ [ILLEGIBLE]
                                          -------------------------------------
                                          Title:

                                       LENDERS

                                       INTERNATIONALE NEDERLANDEN (U.S.)
                                         CAPITAL CORPORATION


                                       By     /s/ [ILLEGIBLE]
                                          -------------------------------------
                                          Title: Senior Associate

                                       THE PROVIDENT BANK


                                       By
                                          -------------------------------------
                                          Title:

                                       LENDERS

                                       INTERNATIONAL NEDERLANDEN (U.S.)
                                         CAPITAL CORPORATION


                                       By
                                          -------------------------------------
                                          Title:

                                       THE PROVIDENT BANK


                                       By     /s/ [ILLEGIBLE]
                                          -------------------------------------
                                          Title: Vice President

                                       INTERNATIONALE NEDERLANDEN (U.S.)
                                         CAPITAL CORPORATION,
                                         as Agent


                                       By     /s/ [ILLEGIBLE]
                                          -------------------------------------
                                          Title: Senior Associate

                                                                    EXHIBIT A

               [Letterhead of DeCrane Aircraft Holdings, Inc.]

                                        February 20, 1996

To:  Internationale Nederlanden (U.S.)
       Capital Corporation

     The Provident Bank

                         Re:  FUTURE SENIOR FINANCINGS

Ladies and Gentlemen:

     We refer to the Credit Agreement dated as of November 2, 1994 (the "CREDIT AGREEMENT") among DeCrane Aircraft Holdings, Inc. (the "COMPANY"), the subsidiaries of the Company parties thereto, the lenders referred to therein and Internationale Nederlanden (U.S.) Capital Corporation ("ING"), as Agent. As consideration for your agreeing to enter into Amendment No. 3 to the Credit Agreement, the Company hereby agrees as follows:

     Section 1. RIGHT TO MAKE FIRST PROPOSAL. If the Company wishes to raise additional senior financing, or to refinance the Credit Agreement (collectively, a "FUTURE FINANCING"), the Company shall (before requesting proposals from any other possible source or arranger of such Future Financing (an "OTHER FINANCING SOURCE") and before advising any Other Financing Source of the Company's desire to raise such Future Financing) advise each of you of its desire to raise such Future Financing and give you the opportunity to make a proposal to the Company regarding the terms and conditions on which ING (or both of you together) would propose to arrange such Future Financing.

     Section 2. RIGHT TO MATCH OTHER PROPOSALS. If, after receiving proposals from you pursuant to Section 1 hereof, the Company wishes to solicit additional proposals for raising such Future Financing, it may do so, PROVIDED that, before granting a mandate to an Other Financing Source or accepting any proposal or commitment presented by an Other Financing Source, it shall disclose to you the terms and conditions of the proposal or commitment presented by such Other Financing Source and, if ING (or both of you acting together) agree to make a proposal or commitment on substantially the same terms and conditions as (or terms and condition preferable to) the Other Financing Source's proposal or commitment, ING or both of you acting together (as the case may be) shall be given the exclusive right to arrange such Other Financing.

     Section 3.  TERMINATION; SURVIVAL.  The Company's
obligations under this letter shall terminate on the second anniversary of the date hereof. The Company's obligations under this letter shall survive any termination of the Credit
Agreement.

     Section 4. GOVERNING LAW. This letter shall be governed by, and construed in accordance with, the law of the State of New
York.

                                       Very truly yours,

                                       DeCRANE AIRCRAFT HOLDINGS, INC.

                                       By
                                          ----------------------------
                                          Title:

                                                                   EXHIBIT B

           [Form of Amendment to Senior Lender Warrant Agreement]

                                AMENDMENT NO. 1

     AMENDMENT NO. 1, dated as of February 20, 1996 (this "Amendment"), to the Common Stock Purchase Warrant, dated as of November 2, 1994 (the "Warrant"), entitling INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation ("ING"), to purchase Common Stock of DeCRANE AIRCRAFT HOLDINGS, INC., an Ohio corporation (the "CORPORATION"), which includes a guarantee of the obligations of the Corporation thereunder by each of the Subsidiaries of the Corporation identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (collectively, the "SUBSIDIARY
GUARANTORS").   Except as otherwise defined in this Amendment, terms defined in the Warrant are used herein as defined therein.

I.   AMENDMENTS

     The Corporation, the Subsidiary Guarantors and ING wish to amend the Warrant and, accordingly, the parties hereto hereby agree that, effective as of the date hereof, the Warrant shall be amended as follows:

          A. NEW DEFINITION. The following defined term shall be added to Section 1.1 of the Warrant in its appropriate alphabetical location:

               "'NASSAU PURCHASE AGREEMENT' shall mean the Securities Purchase Agreement, dated February 20, 1996, among the Corporation, Nassau Capital Partners L.P. and
          NAS Partners I L.L.C."

          B. REMOVAL OF LIMITATIONS ON CORY GUARANTEE. The provisos at the end of the first sentence of Section 8.6 of the Warrant and
     Section 8.8 of the Warrant are hereby deleted.

          C. PUT FINANCING. Section 5.2(i) is hereby amended in its entirety to read as follows:

          "(i)  Notwithstanding anything to the contrary in this Section 5.2:
          Immediately upon receipt of notice from the holders of warrants issued pursuant to the Senior Subordinate Documents, the Securities Purchase Agreement or the Nassau Purchase Agreement (such holders being referred to herein collectively as the "OTHER HOLDERS" and, together with the Holders, the

          "PUT HOLDERS") that such Other Holder intends to exercise put rights in connection with the repurchase of warrants (or shares issuable upon exercise of such warrants) by the Corporation, the Corporation shall, before repurchasing any such warrants (or shares issuable upon exercise of such warrants), give written notice thereof to the Holders. For a period of twenty (20) days following receipt of such notice, each Put Holder, shall be entitled, by written notice to the Corporation, to elect to require the Corporation to repurchase for cash its pro rata share of warrants (or shares issuable upon exercise of such warrants), on the basis of the number of shares of Common Stock then held or issuable upon exercise of all of the warrants held by the Put Holders and each such Put Holder. If, at the end of the expiration of such twenty-day period, any Put Holders have not elected to have the Corporation repurchase warrants (or shares issuable upon exercise of such warrants), the Corporation shall repurchase only those warrants (or shares issuable upon exercise of such warrants) for which notice has been received.

          If such event occurs on or prior to December 31, 2000, the holders of the warrants issued pursuant to the Securities Purchase Agreement (the "ELECTRA WARRANTS") shall only be entitled to include up to 40% of the Common Stock issuable upon exercise of the Electra Warrants for the purposes of calculating the pro rata share of such holders. Penalty Warrants (as defined in the Securities Purchase Agreement) shall be excluded for purposes of calculating the pro rata share of the holders of the Electra Warrants.

          The repurchase of a Holder's Warrants (or Warrant Shares) shall occur within (10) Business Days following the end of the above-described twenty-day period. At the Holder's option, any repurchase obligation not satisfied in full in cash at such time may be evidenced by a promissory note of the Corporation due within 366 days and bearing interest at a rate of 14% per annum.

          Notwithstanding anything to the contrary is this Section 5.2(i), the Company shall not make any payment to the holders of the warrants issued pursuant to the Nassau Purchase Agreement in satisfaction of such holders' put rights under such warrants or the Nassau Purchase Agreement, until after such time as the Company's payment obligations to the Holders under this Section 5.2(i) have been satisfied in full in cash."

II.  REPRESENTATIONS AND WARRANTIES

     The Corporation represents and warrants to the Holder that the representations and warranties set forth in Section 6.2 of the Warrant are true and complete on the date hereof, as if made on and as of the date hereof, and as if each reference in said
Section 6.2 to "this Warrant" included reference to this Amendment No. 1.

III. MISCELLANEOUS

     Except as herein provided, the Warrant shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                           DeCRANE AIRCRAFT HOLDINGS, INC.

                                           By
                                              ----------------------------
                                              Title:

                                       SUBSIDIARY GUARANTORS

                                       TRI-STAR HOLDINGS, INC.


                                       By
                                          --------------------------------
                                          Title:

                                       TRI-STAR ELECTRONICS INTERNATIONAL, INC.


                                       By
                                          --------------------------------
                                          Title:

                                       TRI-STAR TECHNOLOGIES, INC.

                                       By
                                          --------------------------------
                                          Title:

                                       TRI-STAR TECHNOLOGIES

                                       By Tri-Star Technologies, Inc., as
                                          as general partner

                                          By
                                              ----------------------------
                                              Title:

                                       UNIDEC, S.A.

                                       By
                                          --------------------------------
                                          Title:

                                       CORY HOLDINGS, INC.

                                       By
                                          --------------------------------
                                          Title:

                                       CORY COMPONENTS, INC.

                                       By
                                          --------------------------------
                                          Title:

                                       HOLLINGSEAD INTERNATIONAL, INC.

                                       By
                                          --------------------------------
                                          Title:

                                       HOLLINGSEAD INTERNATIONAL LIMITED

                                       By
                                          --------------------------------
                                          Title:

                                       INTERNATIONALE NEDERLANDEN (U.S.)
                                         CAPITAL CORPORATION

                                       By
                                          --------------------------------
                                          Title: